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                          SENIOR SECURED LOAN AGREEMENT


                            Dated as of May 14, 1999

                                  by and among


                           UGLY DUCKLING CORPORATION,
                             a Delaware corporation
                                  ("Borrower")


                   THE LENDERS FROM TIME TO TIME PARTY HERETO


                                       and


                         HARRIS TRUST AND SAVINGS BANK,


                               as Collateral Agent


                         $38,000,000 Senior Secured Loan



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                                TABLE OF CONTENTS
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ARTICLE I.  DEFINITIONS........................................................1
       1.1. Defined Terms......................................................1
       1.2. Other Interpretive Provisions.....................................15
       1.3. Accounting Principles.............................................16
       1.4. Times.............................................................17

ARTICLE II.  THE LOAN 17
       2.1. The Loan..........................................................17
       2.2. Payment Upon Collection; Monthly Amortization.....................17
       2.3. Payment Upon Maturity.............................................17
       2.4. Interest..........................................................17
       2.5. Prepayments.......................................................18
       2.6. Application of Payments...........................................18
       2.7. Prepayment........................................................20
       2.8. Fees..............................................................20
       2.9. Fees and Interest.................................................20
       2.10. Payments by Borrower; Payments by Collateral Agent...............20
       2.11. Taxes............................................................21
       2.12. Sharing of Payments, Etc.........................................23
       2.13. Suspension of LIBOR..............................................23
       2.14. Increased Costs, Etc.............................................24

ARTICLE III.  SECURITY AGREEMENT AND COLLATERAL...............................24
       3.1. Security for Obligations..........................................24
       3.2. Security Documents................................................25
       3.3. Duties Regarding Collateral.......................................25
       3.4. Borrower's Duties Regarding Collateral............................25
       3.5. Power of Attorney.................................................26
       3.6. Collateral Inspections............................................27

ARTICLE IV.  CONDITIONS PRECEDENT; TERM OF AGREEMENT..........................27
       4.1. Conditions Precedent..............................................27
       4.2. Receipt of Documents..............................................27
       4.3. Term..............................................................29
       4.4. Effect of Termination.............................................29

ARTICLE V.  REPRESENTATIONS AND WARRANTIES....................................29
       5.1. No Encumbrances...................................................29
       5.2. Location of Chief Executive Office; FEIN..........................29
       5.3. Due Organization and Qualification; Subsidiaries..................29
       5.4. Due Authorization:  No Conflict...................................30
       5.5. Litigation........................................................31
       5.6. Financial Statements; No Material Adverse Change..................31
       5.7. Securitization Documents..........................................31
       5.8. ERISA.............................................................31
       5.9. Environmental and Safety Matters..................................32

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                               TABLE OF CONTENTS
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       5.10. Tax Matters......................................................32
       5.11. Year 2000 Matters................................................32
       5.12. Ownership of Properties..........................................32
       5.13. Investment Company Status........................................32
       5.14. Solvency.........................................................33

ARTICLE VI.  AFFIRMATIVE COVENANTS............................................33
       6.1. Financial Statements and Other Documents..........................33
       6.2. Inspection of Property............................................34
       6.3. Default Disclosure................................................34
       6.4. Notices to Lenders and the Collateral Agent.......................35
       6.5. Books and Records.................................................35
       6.6. Compliance and Preservation.......................................35
       6.7. Perfection of Liens...............................................35
       6.8. Cooperation.......................................................35
       6.9. Use of Proceeds...................................................35
       6.10. Securitizations..................................................35
       6.11. Compliance with Covenants........................................36
       6.12. Payment of Indebtedness..........................................36
       6.13. Tangible Net Worth...............................................36
       6.14. Consolidated EBITDA to Consolidated Interest Expense.............36
       6.15. Consolidated Senior Debt to Consolidated Total Capitalization....36
       6.16. Minimum B-Piece Cash Flows.......................................36
       6.17. Sale of Cygnet...................................................36
       6.18. Collateral Account...............................................37
       6.19. Year 2000 Assurances.............................................37
       6.20. Maintenance of Properties........................................37
       6.21. Maintenance of Insurance.........................................37

ARTICLE VII.  NEGATIVE COVENANTS..............................................37
       7.1. Liens.............................................................37
       7.2. Indebtedness......................................................37
       7.3. Restrictions on Fundamental Changes...............................38
       7.4. Disposal of Collateral............................................38
       7.5. Change Name.......................................................38
       7.6. Amendments........................................................38
       7.7. Change of Control.................................................38
       7.8. Distributions.....................................................38
       7.9. Standing Dividend Resolutions.....................................38
       7.10. Change in Location of Chief Executive Office.....................38
       7.11. No Prohibited Transactions Under ERISA...........................39
       7.12. Changes in Nature of Business....................................39
       7.13. Transactions with Affiliates.....................................39

ARTICLE VIII.  EVENTS OF DEFAULT/REMEDIES.....................................40
       8.1. Event of Default..................................................40
       8.2. Rights and Remedies...............................................41

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                               TABLE OF CONTENTS
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ARTICLE IX.  THE COLLATERAL AGENT.............................................42
       9.1. Authorization and Action..........................................42
       9.2. Collateral Agent's Reliance, Etc..................................43
       9.3. Harris Trust and Savings Bank and Affiliates......................43
       9.4. Lender Credit Decision............................................43
       9.5. Indemnification...................................................44
       9.6. Successor Collateral Agents.......................................44
       9.7. Monthly Verification Duties of Collateral Agent...................44

ARTICLE X.  MISCELLANEOUS.....................................................45
       10.1. Amendments and Waivers...........................................45
       10.2. Notices..........................................................45
       10.3. No Waiver:  Cumulative Remedies..................................47
       10.4. Costs and Expenses...............................................47
       10.5. Indemnity........................................................48
       10.6. Marshaling:  Payments Set Aside..................................48
       10.7. Successors and Assigns...........................................48
       10.8. Set-off..........................................................48
       10.9. Counterparts.....................................................49
       10.10. Severability....................................................49
       10.11. No Third Parties Benefited......................................49
       10.12. Time............................................................49
       10.13. Governing Law and Jurisdiction..................................49
       10.14. Entire Agreement................................................50
       10.15. Interpretation..................................................50
       10.16. Assignment; Register............................................51
       10.17. Revival and Reinstatement of Obligations........................51
       10.18. Survival........................................................52
       10.19. Confidentiality.................................................52
       10.20. Actions by Portfolio Advisor....................................52




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                             SCHEDULES AND EXHIBITS


Schedule A            Borrower's Subsidiaries

Schedule B            Warrants, Options, etc.

Schedule C            Litigation

Schedule D            Exceptions to Financial Statements

Schedule E            Permitted Liens

Schedule F            Class B Certificates

Schedule G            Subordinated Indebtedness

Schedule H            Collateral Agent Fees

Schedule I            Administrative Forms

Exhibit A             UDRC and UDRC II Securitization Documents

Exhibit B             Form of Collateral Account Agreement

Exhibit C             Form of Assignment and Acceptance

Exhibit D             Form of Promissory Note

Exhibit E             Form of Guaranty







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                          SENIOR SECURED LOAN AGREEMENT


                  This SENIOR SECURED LOAN AGREEMENT (the "Agreement"), is entered into as of May 14, 1999, among UGLY DUCKLING CORPORATION, a Delaware corporation ("Borrower"), with a place of business located at 2525 East Camelback Road, Suite 500, Phoenix, Arizona 85016, the Lenders party hereto (together with their respective successors and assigns, "Lenders") and HARRIS TRUST AND SAVINGS BANK, as Collateral Agent (together with its successors and assigns in such capacity, "Collateral Agent").

                  Lenders have agreed to make to Borrower a senior secured loan (the "Loan") upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            1.1. Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

                 "Actual  Amortization  Amount"  has the  meaning  set  forth in
Section 2.6.

                  "Additional Class B Certificates" shall mean all Class B Certificates or similar interests which both (i) are issued during the Securitization Period by each Securitization Trust or other similar entity with respect to which UDRC, UDRC II or any other Affiliate of UDC or UDCC is the seller or issuer (or equivalent), and (ii) represent the securitization of Ugly Duckling Collateral.

                  "Administrative Form" means an administrative details form delivered by the Collateral Agent and any Lender to Collateral Agent and Borrower. The initial Administrative Forms are attached hereto as Schedule I. The Collateral Agent and each Lender may change its Administrative Form at any time by delivering a new Administrative Form to the Collateral Agent and Borrower.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of twenty percent (20%) or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Lender be deemed an "Affiliate" of Borrower.

                  "Agreement" means this Senior Secured Loan Agreement, as amended, supplemented or modified from time to time in accordance with the terms hereof.


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                 "Assignment and Acceptance"  means an assignment and acceptance in substantially the form of Exhibit C.

                  "Attorney Costs" means and includes all fees and disbursements of any law firm or other external or internal counsel.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of: (a) either (1) the "prime rate" published in the "Money Rates" section of the Wall Street Journal, as such "prime rate" may change from time to time or, if such rate ceases to be published, (2) the rate of interest announced publicly by Harris Trust and Savings Bank from time to time as Harris Trust and Savings Bank's prime rate; and (b) 1/2 of one percent per annum above the Federal Funds Rate.

                  "B-Piece" means the UDRC Class B Certificates, the UDRC II Class B Certificates and all Additional Class B Certificates.

                  "B-Piece  Cash  Flows"  means,   for  any  period,   all  cash
distributions with respect to a B-Piece together with all related spread account distributions, in each case during such period.

                  "B-Piece Value" means, as of any date of determination with respect to any B-Piece, the amount of the entire cash balance in the spread account relating to such B-Piece plus the difference between (a) the outstanding principal balance of auto loans in the pool of collateral securing the related securitization and (b) the outstanding principal balance of all certificates and other interests or rights to payment in respect of such securitization senior in priority to such B-Piece, in each case as set forth in the then most recently delivered Collateral Servicing Report (subject to confirmation of the calculations set forth in such Collateral Servicing Report by the Collateral Agent).

                 "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. section 101 et seq.), as amended, and any successor statute.

                  "Bond Insurance Policy" shall mean a financial guaranty or financial insurance policy issued by MBIA or any of its Affiliates or any other financial guarantor in respect of one or more classes of investor certificates or other interests issued by a Securitization Trust.

                  "Borrower Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible, ad valorem, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax or other governmental charge of any kind whatsoever, including any interest, penalty or additions thereto.

                  "Borrower's Books" means all of Borrower's books and records including: ledgers, records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral and the assets of any Subsidiaries of Borrower) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.


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                  "Borrowing Base" means, as of any date of  determination,  the sum of the products obtained by multiplying the B-Piece Value of each B-Piece as of the most recent Calculation Date by the Advance Rate (as set forth below) applicable to such B-Piece as of such Calculation Date:

          Complete Months of Seasoning
        Since Securitization Cut-Off Date                      Advance Rate
  ---------------------------------------------------       -------------------
                  0 - 3 months                                     25%
                  4 - 5 months                                     30%
                  6 - 9 months                                     35%
                 10 - 12 months                                    40%
                 13 - 18 months                                    45%
                 19 - 23 months                                    55%
       Greater than or equal to 24 months                          60%


Notwithstanding the foregoing, the Advance Rate with respect to Ugly Duckling Auto Grantor Trust 1999-A shall be 27% for the zero (0) to three (3) month period above.

                  Notwithstanding the foregoing or any other provision hereof or of any other Loan Document to the contrary, (i) no Additional Class B Certificates shall be included in the calculation of the Borrowing Base unless and until the provisions of Section 3.1 have been complied with respect to such Additional Class B Certificates, and (ii) Lenders shall be entitled to exclude from the Borrowing Base any B-Piece (or any portion thereof) as to which (A) Required Lenders determine that the Collateral Agent does not have a perfected first priority, valid and enforceable security interest either in such B-Piece directly or in 100% of the capital stock of the holder of such B-Piece, or (B) a Securitization Default exists.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in Los Angeles, California or Chicago, Illinois and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Calculation Date" means the second Business Day prior to the 15th day of each month.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (49 U.S.C. Section 9601, et seq.).

                  "Change of Control" shall be deemed to have occurred at such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes, after the date of this Agreement, the "beneficial owner" (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors or (ii) Ernest C. Garcia shall cease to be the record and beneficial owner of at least 15% of the capital stock of Borrower, entitled, in the absence of contingencies (whether or not any of


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such  contingencies  has  occurred),  to vote in the  election of  directors  of
Borrower or (iii) Borrower ceases to own 100% of the capital stock of UDCSFC, or
(iv) UDCSFC ceases to own 100% of the capital stock of UDRC and UDRC II.

                  "Closing   Date"  means  the  date  on  which  all  conditions
precedent set forth in Section 4.1 are either satisfied or waived by each Lender and each Lender makes its ratable portion of the Loan.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Collateral"  means  all  "Collateral"   referred  to  in  the
Security Documents and all other property that is subject to any Lien in favor of the Collateral Agent or any Lender.

                  "Collateral   Account"  means  the  cash  collateral   account
established and maintained pursuant to Section 6.18.

                  "Collateral Account Agreement" means the cash collateral account agreement in substantially the form of Exhibit B.

                 "Collateral Agent" has the meaning set forth in the preamble to this Agreement.

                  "Collateral Servicing Report" means a report of the Borrower with respect to the B-Piece Values, B-Piece Cash Flows and Borrowing Base and such other information as Required Lenders may request in form and detail acceptable to Required Lenders.

                  "Collections" means all proceeds of, payments or other distributions of principal, interest or other amounts on, and other amounts received by or on behalf of Borrower or any of its Affiliates in respect of any B-Piece or any Collateral, including all amounts paid to Collateral Agent or any Lender pursuant to any Dividend Direction Letter.

                 "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Consolidated EBITDA" means for any period, net income (or net loss) plus, to the extent deducted in determining such net income (or net loss), the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined for the Borrower and its Subsidiaries on a Consolidated basis for such period in conformity with GAAP.

                  "Consolidated Interest Expense" means, for any period, total interest expense (including the interest component of capitalized leases) of the Borrower and its Subsidiaries on a Consolidated basis for such period in conformity with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to any financings or letters of credit and net costs under hedge agreements.

                  "Consolidated Net Worth" means the excess of (i) the total assets of the Borrower and its Subsidiaries determined on a Consolidated basis in conformity with GAAP, over (ii) all liabilities of the Borrower and its Subsidiaries determined on a Consolidated basis in conformity with GAAP.


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                 "Consolidated Senior Debt" means, at any time of determination,
Consolidated Total Debt minus Subordinated Debt and Non-Recourse Debt.

                  "Consolidated Total Capitalization" means, at any time of determination, the sum of (i) Consolidated Total Debt, and (ii) Consolidated Net Worth, in each case, as of such time.

                  "Consolidated Total Debt" means, at any time of determination, all indebtedness for borrowed money (including capitalized leases), in each case of the Borrower and its Subsidiaries at such time determined on a Consolidated basis.

                  "Debt" or "Indebtedness" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes, matured reimbursable obligations under letters of credit or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iv) obligations as lessee under leases that shall have been or should be, in accordance with GAAP recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv), and (vi) liabilities in respect of unfunded vested benefits under Pension Plans covered by Title IV of ERISA.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

                  "Dividend Direction Letter" means (i) the UDRC Dividend Direction Letter, (ii) the UDRC II Dividend Direction Letter, and (iii) each letter agreement or other agreement entered into after the date hereof with respect to any Additional Class B Certificates providing for payment of distributions in respect of such Additional Class B Certificates (or payments and distributions in respect of the stock or other equity interests of the holder of such Additional Class B Certificates) to be made directly to the Collateral Account for application to the Obligations and/or release to Borrower in accordance with the Collateral Account Agreement and Section 2.6.

                 "Dollars," "dollars" and "$" each mean lawful money of the United States.

                  "Environmental and Safety Laws" means all Federal, state and local laws, regulations and ordinances, relating to the discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401, et seq.), the Clean Air Act (42 U.S.C. Section 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001, et seq.), each as the same may be amended and supplemented.

                  "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution,


                                    Page -5-
cost recovery, costs and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any Federal, state or local governmental authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of a contaminant, pollutant or Hazardous Material into the environment, resulting from the operations of such Person or its subsidiaries, or breach of any Environmental and Safety Law or for which such Person or its subsidiaries is otherwise liable or responsible.

                  "Equity Interests" means, with respect to a Person, any common stock, preferred stock, partnership interest (whether general or limited), membership interest or other equity or participating interest in such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

                  "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section
4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to
Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition  described in
Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                 "Event of Default" means any of the events or circumstances specified in Section 8.1.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such


                                    Page -6-
day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Collateral Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEIN" means Federal Employer Identification Number.

                  "Financing Statements" means the Financing Statements on Form UCC-1 relating to and filed in connection with the Collateral and naming the Collateral Agent as secured party.

                  "Fiscal Quarter" means a fiscal quarter of Borrower.

                  "Fiscal Year" means a fiscal year of Borrower.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                 "GECC" means General Electric Capital Corporation, a New York corporation.

                  "GECC Agreement" shall mean the Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement, dated as of August 15, 1997, by and between Borrower, GECC and certain other parties thereto, as such agreement may be amended from time to time.

                  "Governing   Documents"   means,  with  respect  to  Borrower,
Borrower's certificate of incorporation and bylaws.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity, body, authority, bureau, department or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Greenwich Loan Agreement" means the Loan Agreement dated as of March 18, 1999 between Borrower and Greenwich Capital Financial Products, Inc.

                  "Guaranty" means the guaranty executed by UDCSFC on the date hereof in substantially the form of Exhibit E.
                  "Guarantor" means (i) UDCSFC and (ii) each other Subsidiary of the Borrower that, after the date hereof, becomes a party to the Guaranty.


                                    Page -7-

                  "Hazardous Materials" means (a) any material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties, (b) any oil, petroleum or petroleum derived substance, (c) any flammable substances or explosives, (d) any radioactive materials, (e) asbestos in any form, (f) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (g) pesticides or (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

                  "Indebtedness" see "Debt".

                  "Indemnified Liabilities" has the meaning specified in Section 10.5.

                 "Indemnified Person" has the meaning specified in Section 10.5.

                  "Initial Principal Amount" means the amount of Thirty Eight Million Dollars ($38,000,000).

                  "Interest Accrual Period" shall mean the one-month period from and including a Payment Date to the close of business on the day preceding the next Payment Date, except that the first Interest Accrual Period shall commence on the Closing Date and end at the close of business on the day preceding the Payment Date.

                  "Lender Costs" or "Lender Expenses" means all: (a) costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Collateral Agent, any Lender or any of their respective affiliates; (b) reasonable out-of-pocket fees or charges paid or incurred by Collateral Agent or any Lender in connection with Lenders' transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation and UCC searches and including searches with the patent and trademark office, the copyright office or the department of motor vehicles), filing, recording, publication, appraisals, due diligence, actual out-of-pocket costs and expenses incurred by Collateral Agent or any Lender in the disbursement of funds to Borrower (by wire transfer or otherwise); (c) actual out-of-pocket charges paid or incurred by Collateral Agent or any Lender resulting from the dishonor of checks; (d) reasonable out-of-pocket costs and expenses paid or incurred by Collateral Agent or any Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; (e) reasonable costs and expenses paid or incurred by Collateral Agent or any Lender in examining Borrower's Books; (f) reasonable out-of pocket costs and expenses of third party claims or any other suit paid or incurred by Collateral Agent or any Lender in enforcing or defending the Loan Documents or


                                    Page -8-
in connection with the transactions contemplated by the Loan Documents or Collateral Agent or any Lender's relationship with Borrower; and (g) Collateral Agent's, any Lender's or any of their respective Affiliate's reasonable Attorney Costs incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents, irrespective of whether suit is brought (including, without limitation, any negotiations in the nature of a work-out). For purposes of this definition, the term "Lender" shall include any portfolio advisor or collateral manager (including, without limitation, SunAmerica Investment Advisor, Inc.) acting on behalf of any Lender or in connection with such Lender's Loan hereunder.

                  "LIBOR" shall mean, with respect to an Interest Accrual Period, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen two LIBOR Business Days prior to the beginning of such Interest Accrual Period, for the one-month term corresponding to such Interest Accrual Period, or if such rate shall not be so quoted then the applicable rate appearing on Bloomberg on the day two LIBOR Business Days prior to the beginning of such Interest Accrual Period, or if neither such rate shall be so quoted, the "London Interbank Offered Rates (LIBOR)" (one month) published in the "Money Rates" section of the Wall Street Journal two LIBOR Business Days prior to the beginning of such Interest Accrual Period.

                  "LIBOR Business Day" shall mean any day which is a Business Day and which is also a day on which dealings in U.S. Dollars are carried on in the London interbank market.

                  "Lien or Encumbrance" or "Liens and Encumbrances" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

                  "Loan Documents" means this Agreement, each Note, the Guaranty, the Security Documents, the Stock Pledge Agreement, the Collateral Account Agreement, each Dividend Direction Letter, the Financing Statements, and all documents delivered to Collateral Agent or any Lender in connection therewith.

                  "Loan Party" means Borrower, UDCSFC and each other Affiliate of Borrower that is a party to any Loan Document.

                  "Material Adverse Change" or "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, performance, business, properties, condition (financial or otherwise) or prospects of any Loan Party or of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower or any other Loan Party to perform under any Loan Document and avoid any Event of Default, or (c) the legality, validity, binding effect or enforceability of any Loan Document.

                  "Maturity Date" shall mean June 1, 2001.

                  "MBIA" shall mean MBIA Insurance Corporation.


                                    Page -9-

                  "Monthly Amortization Amount" means:

                           (i) with respect to any Payment Date occurring prior to June 15, 2000, the greater of (A) $500,000.00, and (B) subject to
         Section 2.6, the amount, if any, by which the then Outstanding Principal Amount of the Loan exceeds the Borrowing Base as of such date as set forth in the Collateral Servicing Report required to be delivered with respect to such Payment Date; and

                           (ii) with respect to any Payment Date occurring on or after June 15, 2000, the greatest of (A) $1,000,000, (B) 50% of the aggregate B-Piece Cash Flows for the then most recently ended monthly period as set forth in the Collateral Servicing Report required to be delivered with respect to such Payment Date, and (C) the amount, if any, by which the then Outstanding Principal Amount of the Loan exceeds the Borrowing Base as of such date as set forth in the Collateral Servicing Report required to be delivered with respect to such Payment Date.

                  "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Non-Recourse Debt" means (i) the Securitizations identified on Exhibit A and securitizations existing on the date hereof of Cygnet Financial Corporation and its Subsidiaries, (ii) Debt under one or more warehouse facilities or securitizations of a Subsidiary of Borrower that is a bankruptcy remote or other similar special purpose entity so long as such Debt satisfies each of the following requirements: (a) the sole collateral for such Debt are loan receivables purchased by such bankruptcy remote or other special purpose entity and the recourse of the lenders under such warehouse facility is limited to such collateral, (b) no Loan Party (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt),
(2) is directly or indirectly liable as a guarantor or otherwise, or (3) constitutes the lender; (b) the lenders with respect to such Debt have been notified, and have acknowledged in writing or pursuant to the terms of the instruments and agreements governing such Debt, in each case prior to the incurrence of such Debt, that they will not have any recourse to the stock or assets of any Loan Party, and (c) the Lenders have received notice of the amount and principal terms of such Debt prior to its incurrence, and (iii) other Debt approved by the Required Lenders as Non-Recourse Debt.

                  "Note" means a promissory note of the Borrower in favor of a Lender in substantially the form of Exhibit D evidencing the Borrower's obligations to such Lender in respect of the principal amount of the Loan made by or otherwise owing to such Lender.


                                   Page -10-

                  "Obligations" means all Debt, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Collateral Agent or any Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, any Note or under any other Loan Document, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

                  "Outstanding Principal Amount" means the Initial Principal Amount minus all amounts applied to the repayment of the Loan pursuant to
Section 2.6(d).

                  "Payment Date" shall mean the 15th day of each month during the term of this Agreement commencing on June 15, 1999.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Liens" means (a) Liens held by Collateral Agent or any Lender and (b) each lien existing at or prior to the date of this Agreement that is identified on Schedule E to this Agreement.

                  "Permitted Subsidiary Indebtedness" means (a) Indebtedness outstanding under agreements in effect on the date hereof with General Electric Capital Corporation, as such agreements may be amended, supplemented or modified from time to time but without any increase in the aggregate commitments or Indebtedness available to be borrowed (or other credit available to be extended) thereunder, (b) Non-Recourse Debt, and (c) other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding. For purposes of calculating the amount of Indebtedness outstanding under the foregoing clause
(c), obligations in respect of capitalized leases (as described in clause (iv) of the definition of "Debt") shall be excluded to the extent the aggregate principal amount of all such obligations (determined in accordance with GAAP) does not exceed $4,000,000.

                  "Person" means a natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture or Governmental Authority.

                  "Plan"  means a Single  Employer  Plan or a Multiple  Employer
Plan.

                  "Repayment Date" means the earlier of (i) the Maturity Date or
(ii) the date that the Outstanding Principal Amount of the Loan outstanding hereunder, together with all accrued interest in respect thereof and all other Obligations, has been reduced to zero.

                  "Required  Amortization  Amount"  has the meaning set forth in
Section 2.6.

                  "Required Lenders" means Lenders holding greater than fifty percent (50%) of the aggregate principal amount of the Loan.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.


                                   Page -11-

                  "Responsible Officer" means the chief executive officer or the president of Borrower, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

                  "SAI" means SAI Investment Advisor, Inc., and its successors and assigns.

                  "Security Documents" means the writings described in Article III hereof, as they may hereafter be amended, modified and/or supplemented, and all other writings now or hereafter executed to create, evidence and/or perfect any Lien(s) to secure the Loan or any portion(s) thereof.

                  "Securitization Default" means any termination event, default or event of default, or event or occurrence which, with the passage of time or the giving of notice or both, would become a termination event, default or event of default under any Securitization Document, which has not been cured within any applicable period thereunder.

                  "Securitization Documents" shall mean (i) each UDRC Securitization Document, (ii) each UDRC II Securitization Document, (iii) each purchase agreement and/or pooling and servicing agreement (or comparable document) entered into or acknowledged by Borrower, UDCC, UDRC, UDRC II or any Affiliate of any of them after the date hereof with respect to any Additional Class B Certificates, and (iv) the other agreements, instruments, certificates and documents entered into or acknowledged by Borrower, UDCC, or any Affiliate of any of them or by a Securitization Trust (or comparable vehicle) with respect to any Additional Class B Certificates.

                  "Securitization Period" shall mean the period from and including the date hereof to and including the date immediately following the date on which Borrower completes securitizations of at least $75,000,000 of Ugly Duckling Collateral in the year 2000.

                  "Securitization Trust" shall mean any trust formed pursuant to a purchasing agreement or a pooling and servicing agreement specified on Exhibit A hereto or contemplated in clause (iii) of the definitions of Securitization Documents.

                  "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Standing Dividend Resolutions" shall mean (i) the UDRC Standing Dividend Resolution, (ii) the UDRC II Standing Dividend Resolution, and
(iii) all other resolutions adopted by the board of directors of Borrower or any of its Affiliates or Subsidiaries to the effect that any amounts received as distributions on any Additional Class B Certificates or in respect of spread accounts (or the like) should be promptly distributed to Collateral Agent for the ratable account of the Lenders.


                                   Page -12-

                  "Stock Pledge Agreement" means that certain Stock Pledge Agreement, dated as of the date hereof, among UDCSFC as Pledgor, Borrower and Collateral Agent, pursuant to which UDCSFC grants to Collateral Agent a security interest in one hundred percent (100%) of the issued and outstanding capital stock of each of UDRC and UDRC II.

                  "Subordinated Debt" shall mean the Debt set forth on Schedule G and any Debt incurred after the date hereof as to which the repayment of principal and interest is subordinated to repayment of the Loan pursuant to subordination provisions that have been approved in writing by Required Lenders.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability partnership, limited liability company or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability partnership, limited liability company or other entity.

                  "Tangible Net Worth" of Borrower shall mean the total of Borrower's and its consolidated Subsidiaries' shareholders' equity (including capital stock, additional paid-in capital and retained earnings), less (i) the total amount of all Indebtedness owing to Borrower from its consolidated
Subsidiaries, Affiliates, shareholders, officers or employees, and (ii) the total amount of any intangible assets of Borrower and its consolidated Subsidiaries, including unamortized discounts, deferred charges and goodwill.

                  "Trustee" means Harris Trust and Savings Bank.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York, and in any and all other states in which Borrower and/or any of its Subsidiaries conduct, or are authorized to conduct business.

                  "UDCC"  means  Ugly   Duckling   Credit   Corp.,   an  Arizona
corporation formerly known as Champion Acceptance Corporation.

                  "UDCSFC"   means   Ugly   Duckling   Car  Sales  and   Finance
Corporation, an Arizona corporation formerly known as Duck Ventures, Inc.

                  "UDRC" shall mean Ugly Duckling Receivables Corp., a Delaware corporation.

                  "UDRC II" shall mean Ugly Duckling Receivables Corp. II, a Delaware corporation.

                  "UDRC Class B Certificates" shall mean the currently issued and outstanding, and all further issued and then outstanding, Class B Certificates issued by each Securitization Trust with respect to which UDRC is the seller, including those set forth on Schedule F, which constitute all of the UDRC Class B Certificates in existence on the Closing Date.

                  "UDRC II Class B Certificates" shall mean the currently issued
and  outstanding,  and  all  further  issued  and  then  outstanding,   Class  B

                                   Page -13-

Certificates issued by each Securitization Trust with respect to which UDRC II is the seller, including those set forth on Schedule F, which constitute all of the UDRC II Class B Certificates in existence on the Closing Date.

                  "UDRC Dividend Direction Letter" means the letter dated May 6, 1999 in which Collateral Agent, Lenders, UDRC, UDCC and Trustee agree that Trustee shall pay all distributions in respect of the UDRC Class B Certificates directly to the Collateral Account for application to the Obligations and/or release to Borrower in accordance with the Collateral Account Agreement and
Section 2.6.

                  "UDRC II Dividend Direction Letter" means the letter dated May 6, 1999 in which Collateral Agent, Lender, UDRC II, UDCC and Trustee agree that Trustee shall pay all distributions in respect of the UDRC II Class B Certificates directly to the Collateral Account for application to the Obligations and/or release to Borrower in accordance with the Collateral Account Agreement and Section 2.6.

                  "UDRC Securitization Documents" shall mean each of (i) the purchase agreements listed on Exhibit A hereto, (ii) the pooling and servicing agreements listed on Exhibit A hereto, and (iii) the other agreements, instruments, certificates and documents entered into or acknowledged by Borrower, UDCC, UDRC or any Affiliate of any of them or by a Securitization Trust.

                  "UDRC II Securitization Documents" shall mean each of (i) the purchase agreements listed on Exhibit A hereto, (ii) the pooling and servicing agreements listed on Exhibit A hereto, and (iii) the other agreements, instruments, certificates and documents entered into or acknowledged by Borrower, UDCC, UDRC II or any Affiliate of any of them or by a Securitization Trust.

                  "UDRC Standing Dividend Resolution" shall mean the resolution adopted on January 27, 1998 by the board of directors of UDRC (formerly Champion Receivables Corp.) to the effect that any amounts received as distributions on the UDRC Class B Certificates should be distributed as dividends to UDCSFC or any other holder or assignee of the Common Stock of UDRC.

                  "UDRC II Standing Dividend Resolution" shall mean the resolution adopted on May 6, 1999 by the board of directors of UDRC II (formerly Champion Receivables Corp. II) to the effect that any amounts received as distributions on the UDRC II Class B Certificates should be distributed as dividends to UDCSFC or any other holder or assignee of the Common Stock of UDRC II.

                  "Ugly Duckling Collateral" shall mean any installment contracts or conditional sales contracts, with any amendments thereto, originated by Borrower or its Subsidiaries pursuant to which a person has: (i) purchased a new or used motor vehicle, (ii) granted a security interest in the motor vehicle, and (iii) agreed to pay the unpaid purchase price and a finance charge in periodic installments.

                  "United States" and "U.S." each means the United States of America.

                 "Voidable Transfer" has the meaning set forth in Section 10.17.

                                   Page -14-

         1.2......Other Interpretive Provisions.

                  (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein, and that are defined in the UCC shall have the meanings therein described.

                  (b) The Agreement. The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (c) Certain Common Terms.

                           (i)  The  term  "documents"   includes  any  and  all
         instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means "including without limitation."

                           (iii) The term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."

                  (d) Performance; Time. Whenever any performance obligation hereunder or under any Note (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

                  (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                  (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.


                                   Page -15-

                  (h) Independence of Provisions. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

         1.3 Accounting Principles.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Article VI would then be calculated in a different manner or with different components,
(i) Borrower and Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) Borrower shall be deemed to be in compliance with the covenants contained in Article VI following any such change in GAAP if and to the extent that Borrower would have been (and would continue to be) in compliance therewith under GAAP as in effect immediately prior to such change.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Borrower.

        1.4 Times. All times of the day herein are Los Angeles, California time.

                                   ARTICLE II.

                                    THE LOAN
                                    --------

        2.1 The Loan. Each Lender, on the terms and conditions hereinafter set forth and subject to the conditions precedent pursuant to Section 4.1 of this Agreement, severally agrees to make the Loan to Borrower in the ratable portion of the Initial Principal Amount set forth opposite such Lender's name on the signature pages hereto.

        2.2 Payment Upon Collection; Monthly Amortization. Upon receipt by Borrower or any of its Affiliates of any Collections, Borrower shall promptly (and in any event within one (1) Business Day) pay (or cause to be paid) such Collections to Collateral Agent for deposit in the Collateral Account. Subject to Section 2.6, Borrower shall, on each Payment Date, repay the Outstanding Principal Amount in an amount equal to the Monthly Amortization Amount for such Payment Date. Each Lender shall, upon receipt of any such Collections, apply such Collections and any Collections paid directly to Lender by Trustee or Collateral Agent in accordance with the procedures set forth in Section 2.6 (but subject to Section 2.12).

        2.3. Payment Upon Maturity. On the Maturity Date, Borrower will pay to each Lender an amount equal to the Outstanding Principal Amount of the Loan then owing to such Lender, together with all accrued and unpaid interest on such Outstanding Principal Amount and any other accrued and unpaid Obligations then owing to such Lender.

                                    Page -16-

         2.4. Interest.

                  (a) Interest Rate. Interest shall accrue on the Outstanding Principal Amount of the Loan during each Interest Accrual Period at a rate per annum equal to LIBOR for such Interest Accrual Period plus five hundred fifty
(550) basis points (the "Initial Interest Rate"). In addition, after the occurrence of and during the continuance of any Event of Default under Section
8.1 of this Agreement, the Outstanding Principal Amount of the Loan together with all accrued and unpaid interest on the Loan and any other accrued and unpaid Obligations due and payable to Lender under this Agreement shall bear interest during each Interest Accrual Period at a rate per annum equal to LIBOR for such Interest Accrual Period plus one thousand fifty (1,050) basis points. Upon determining LIBOR for each Interest Accrual Period, the Collateral Agent shall notify the Lenders and Borrower of such LIBOR determination and the rate thereof.

                  (b) Limitation on Interest Rate. The obligations of Borrower hereunder and under the Notes shall be subject to the limitation that payments of interest to any Lender, plus any other amounts paid to such Lender in connection herewith and therewith, shall not be required, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event Borrower shall pay such Lender interest and other amounts at the highest rate permitted by applicable law.

         2.5 Voluntary Prepayments; Deposits to Collateral Account.

                  (a) Voluntary Prepayments. Borrower shall have the right, at its option, to prepay its obligations under the Loan in whole or in part at any time (in a minimum amount of $100,000 and an integral multiple of $10,000, or such lesser amount as is then outstanding); provided, however, that (i) each such voluntary prepayment shall be applied ratably among the Lenders and shall be accompanied by payment of any amounts owing under Section 10.4(d) with respect to such prepayment, (ii) except as set forth in the following clause
(iv), any such voluntary prepayment on or prior to December 31, 1999 shall be accompanied by a prepayment premium in the amount of 2.0% of the amount prepaid,
(iii) except as set forth in the following clause (iv), any such voluntary prepayment on or after January 1, 2000 and on or prior to June 30, 2000 shall be accompanied by a prepayment premium in the amount of 1.0% of the amount prepaid, and (iv) no prepayment premium under the foregoing clauses (ii) and (iii) shall be required in the event of a prepayment in full of the Obligations within 30 days after the Required Lenders have refused to consent (after a reasonable period for review) to additional Indebtedness of a Subsidiary of the Borrower (to the extent such consent is required under Section 7.2(b)) in respect of a bona fide proposal from a non-affiliated third party financial institution to provide additional Indebtedness that is otherwise permitted hereunder. After June 30, 2000, there shall be no prepayment premium. Borrower shall give each Lender at least ten Business Days prior notice of its intention to prepay, specifying the date of payment, the total amount and portion of the Loan of such Lender to be paid on such date and the amount of interest to be paid with such prepayment.

                                   Page -17-

                  (b) Deposits to Collateral Account. In the event the Outstanding Principal Amount shall at any time exceed the sum of the Borrowing Base plus the amount then on deposit in the Collateral Account, the Borrower shall immediately deposit cash in the amount of such excess to the Collateral Account.

                  2.6 Application of Payments. All payments on the Loan shall be applied, without duplication, in the following order:

                  (a) First, to Collateral Agent and each Lender for any and all sums advanced by Collateral Agent or such Lender as are reasonably necessary in order to preserve the Collateral or the security interests in the Collateral and all reasonable expenses of taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral or of any exercise by Collateral Agent or any Lender (or any portfolio advisor for any Lender) of its rights under this Agreement or any other Loan Document, together with reasonable Attorney Costs and unpaid fees and expenses; and

                  (b) Second, ratably to each Lender for application to overdue interest on the Obligations;

                  (c) Third, ratably to each Lender for application to accrued interest on the Obligations;

                  (d) Fourth, ratably to each Lender for application to the Outstanding Principal Amount in an amount equal to such Lender's ratable portion of any Monthly Amortization Amount then due and payable;

                  (e) Fifth, ratably to each Lender in payment of all other accrued and unpaid Obligations owing to such Lender.

                  Any provision hereof to the contrary notwithstanding, if, at any time prior to June 15, 2000, immediately after giving effect to the payment of any Monthly Amortization Amount, the aggregate amount of all principal payments actually made by Borrower hereunder and received by the Lenders (as of any date of determination, the "Actual Amortization Amount") since the date hereof exceeds the product of $500,000.00 multiplied by the number of Payment Dates that have then occurred since the date hereof (as of any date of determination, the "Required Amortization Amount"), then Borrower, upon written request to the Collateral Agent (with a copy to the Lenders), may reduce the amount of any subsequent Monthly Amortization Amount with respect to any Payment Date occurring prior to June 15, 2000 by such amount as would not cause the Actual Amortization Amount to be less than the Required Amortization Amount immediately following such Payment Date.

                  In the event clause (i)(B) of the definition of Monthly Amortization Amount would result in a Monthly Amortization Amount with respect to any Payment Date in excess of $500,000.00, Borrower may elect by written notice to Collateral Agent and Lenders received at least one Business Day in advance of such Payment Date, to repay only $500,000.00 of the Outstanding Principal Amount on such Payment Date and, in lieu of repaying the remainder of any such excess on such Payment Date, elect to have such excess remain in the Collateral Account (to be held by Collateral Agent pursuant to the Collateral Account Agreement and this Section 2.6).


                                   Page -18-

                  Any provision hereof or of the Collateral Account Agreement to the contrary notwithstanding, any amounts held by Collateral Agent pursuant to the Collateral Account Agreement and not otherwise required to be applied to the Obligations shall, at the written direction of Borrower, be applied to repay
Obligations hereunder (to be applied as set forth in this Section 2.6) or, if the Borrowing Base plus such amount on deposit in the Collateral Account exceeds the Outstanding Principal Amount and no Default has occurred and is continuing, such amounts held in the Collateral Account shall, upon written request by Borrower to Collateral Agent, be released to Borrower up to the amount of such excess; provided, however, that any release to Borrower of amounts on deposit in the Collateral Account shall only be made on a Payment Date and only after giving effect to the payment of all amounts due hereunder and under the other Loan Documents on such Payment Date.

                  2.7 Prepayment. Upon any prepayment of the Loan, Borrower shall pay to each Lender such Lender's ratable share of the principal amount to be prepaid, together with all accrued and unpaid interest thereon through the date of prepayment and any applicable premium payable pursuant to Section 2.5. Notice of prepayment having been given in accordance with Section 2.5, the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

                  2.8 Fees.

                  (a) Up-Front Fee. Borrower shall pay to Lenders on the Closing Date, a non-refundable Up-Front Fee in the aggregate amount of $380,000, such fee to be allocated ratably among the Lenders.

                  (b)  Collateral   Agent  Fees.   Borrower  shall  pay  to  the
Collateral Agent, as and when due, the non-refundable fees set forth on Schedule H.

                  2.9. Fees and Interest. All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each Interest Accrual Period during which interest or such fees are computed from the first day thereof to the last day thereof. Borrower shall pay to Lenders all accrued and unpaid interest on each Payment Date.

                  2.10 Payments by Borrower; Payments by Collateral Agent.

                  (a) All payments (including prepayments) to be made by or on behalf of Borrower on account of principal, interest, fees and other amounts required hereunder or under any Note shall be made without set-off, deduction, recoupment or counterclaim and shall, except as otherwise expressly provided herein, be made to Collateral Agent at Collateral Agent's office as set forth on its Administrative Form or as otherwise directed in writing by the Collateral Agent, in dollars and in immediately available funds, no later than 11:00 a.m. on the date specified herein. Any payment which is received by Collateral Agent later than 11:00 a.m. shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. The Collateral Agent will promptly after receipt of each payment cause to be distributed like funds relating to the payment of principal and interest

                                   Page -19-
ratably to each Lender, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with, and subject to, the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.16, from and after the effective date specified in such Assignment and Acceptance, the Collateral Agent shall make all payments hereunder, under any Note and under any other Loan Document in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) Whenever any payment hereunder or under any Note shall be stated to be due on a day, other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) If any payment of interest or Lender Expenses owing to any Lender is not received by such Lender, within ten (10) days of the date when the same is due, Borrower shall pay to such Lender a late charge in an amount equal to five percent (5%) of the amount not so paid.

                  2.11. Taxes.

                  (a) Withholding Taxes. Any and all payments by the Borrower hereunder and under any Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Collateral Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender or the Collateral Agent by the state or foreign jurisdiction under the laws of which such Lender or the Collateral Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, franchise taxes and net income taxes that are imposed on such Lender by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (or under any Note) to any Lender or the Collateral Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11(a)) such Lender Party or the Collateral Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) Other Taxes. In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under any Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                                   Page -20-

                  (c)......Indemnification.  The Borrower  shall  indemnify each
Lender and the Collateral Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.11 paid by such Lender or the Collateral Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Collateral Agent (as the case may be) makes written demand therefor.

                  (d)......Evidence of Payment. Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the each Lender the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under any Note by the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to each Lender an opinion of counsel acceptable to such Lender stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e)......Foreign   Lenders  and  Issuing  Banks.  Each  Lender
organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of it becomes a party to this Agreement, and from time to time thereafter upon the reasonable request in writing by the Borrower or the Collateral Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Collateral Agent and the Borrower with Internal Revenue Service Form 1001 or 4224 (or other appropriate form), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the assignment pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

                  (f)......Failure to Provide Forms. For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.11(e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under Section 2.11(e)), such Lender Party shall not be entitled to indemnification under Section 2.11(a) or
Section 2.11(c) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                                   Page -21-

         2.12.....Sharing  of Payments,  Etc.. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender hereunder or under any Note at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder or under any Note at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         2.13.....Suspension of LIBOR.

                  (a)......Illegality.  Notwithstanding  any other  provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender to perform its obligations hereunder to make, fund or maintain its portion of the Loan as a LIBOR based obligation, then, on notice thereof and demand therefor by such Lender to the Borrower, the interest rate applicable to the Loan pursuant to Section 2.4 shall thereafter be the Base Rate plus 4.50% until such Lender shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

                  (b)......Other Circumstances. If any Lender shall determine in good faith (which determination shall be conclusive) that (A) LIBOR cannot be determined in accordance with the definition thereof, or (B) LIBOR for any Interest Accrual Period will not adequately reflect the cost to such Lender of

                                   Page -22-
making, funding or maintaining such Lender's ratable portion of the Loan for such Interest Period, such Lender shall forthwith so notify the Borrower and the other Lenders, whereupon the interest rate applicable to the Loan pursuant to
Section 2.4 for such Lender shall thereafter be the Base Rate plus 4.50%.

         2.14.....Increased Costs, Etc..

                  (a)......Increased   Costs.   If,   due  to  either   (i)  the
introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining its portion of the Loan based on LIBOR, then the Borrower shall from time to time, upon demand by such Lender pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b)......Capital  Requirements.  If,  due to  either  (i)  the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's commitment to lend hereunder, then, upon demand by such Lender, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         2.15.....Promissory  Notes.  The Borrower hereby agrees that if, in the opinion of any Lender, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the indebtedness of the Borrower resulting from the Loan made by or otherwise owing to such Lender, then upon request of such Lender, the Borrower shall (in the case of any such request by a Lender that is not an initial party hereto, in accordance with Section 10.16) promptly execute and deliver to such Lender, a promissory note substantially in the form of Exhibit D, payable to the order of such Lender in an amount equal to the principal amount of the Loan made by or otherwise owing to such Lender.

                                  ARTICLE III.

                        SECURITY AGREEMENT AND COLLATERAL

         3.1......Security  for  Obligations.  As  security  for the payment and performance of the Obligations under this Agreement and the other Loan Documents and all other present and future debts, obligations and liabilities of any nature whatsoever of Borrower to Collateral Agent or any Lender in respect of this Agreement and the other Loan Documents, and all modifications, renewals, replacements and extensions thereof, UDCSFC shall grant Collateral Agent (for Collateral Agent's benefit and the ratable benefit of the Lenders) a security

                                   Page -23-
interest in the Collateral pursuant to the Stock Pledge Agreement, the Collateral Account Agreement and such other agreements, documents and instruments as Required Lenders may reasonably require. Borrower shall cause UDCSFC to execute and deliver the Stock Pledge Agreement and to perform its obligations thereunder. Borrower will, prior to the creation of any Additional Class B Certificates, take and cause its Affiliates and Subsidiaries to take, such actions and execute such agreements, documents and instruments (and deliver such opinions of counsel) as may be necessary or as Collateral Agent or Required Lenders may reasonably request in order to create a perfected first priority security interest securing the Obligations in favor of Collateral Agent (for Collateral Agent's benefit and the ratable benefit of the Lenders) in such Additional Class B Certificates or in 100% of the capital stock or other equity interests of the entity owning such Additional Class B Certificates, including, without limitation, compliance with Section 7(c) of the Stock Pledge Agreement. Borrower will execute, and shall cause UDCSFC and Borrower's other Affiliates and Subsidiaries, to execute, any security agreements, collateral assignments, financing statements for filing and/or recording and any other agreements, documents or instruments reasonably required by Collateral Agent or Required Lenders to evidence and perfect the Liens and security interests of Collateral Agent. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

         3.2......Security  Documents.  The Financing Statements shall remain on file in the appropriate jurisdictions and Borrower shall promptly execute or cause to be executed any other financing statements and notices as are necessary to properly perfect Collateral Agent's security interest in the Collateral.

         3.3......Duties Regarding Collateral.  Neither Collateral Agent nor any
Lender (nor any portfolio advisor for any Lender) shall have any duty or obligation to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Borrower releases Collateral Agent and each Lender (and each portfolio advisor) from, and shall indemnify Collateral Agent and each Lender (and each portfolio advisor) against, any liability for any act or omission relating to the Collateral, except with respect to any such Person for any liability directly resulting from such Person's gross negligence or willful misconduct.

         3.4......Borrower's  Duties  Regarding  Collateral.  Borrower agrees as follows:

                  (a)......General  Maintenance  of  Collateral.  Borrower:  (i)
shall keep the Collateral free from all Liens (other than the Liens of ad valorem property taxes which are not delinquent, any statutory landlords' liens which are covered by lien waivers satisfactory to Required Lenders, mechanic's liens, Permitted Liens, and any Liens in favor of Collateral Agent for the benefit of the Lenders); (ii) shall defend the Collateral against all claims and legal proceedings by persons other than Collateral Agent and Lenders; (iii) shall pay and discharge when due all taxes, levies and other charges upon the Collateral; (iv) shall cause UDCSFC and Borrower's other Affiliates and Subsidiaries not to sell, lease or otherwise dispose of the Collateral; and (v) shall not permit the Collateral to be used in violation of any Requirement of Law or any policy of insurance.

                                   Page -24-

                  (b)......Perfection  and  Priority.  Borrower  shall  pay  all
Lender's Expenses necessary to, take all actions necessary to, and, upon Collateral Agent's or any Lender's request, execute all writings and take and cause Borrower's Affiliates and Subsidiaries to take all other actions reasonably deemed advisable by Collateral Agent or any Lender to, preserve the Collateral or to establish, and determine priority of, perfection, continued perfection or enforce Collateral Agent's interest in the Collateral.

                  (c)......Records  and Inspections.  Upon reasonable  notice to
Borrower, any Lender may examine and conduct audits of the Collateral, and Borrower's and UDCSFC's and Borrower's other Affiliates' and Subsidiaries' records concerning it, wherever located, and make copies of such records, at any time during normal business hours, and Borrower shall assist such Lender in so doing. Borrower shall keep accurate, complete and current records respecting the Collateral. In addition to the specific requirements of Section 6.1, Borrower shall, within ten (10) Business Days of any request by any Lender, furnish to such Lender a detailed statement, certified as being substantially accurate by a Responsible Officer, setting forth the current status, value and location of all or any portion of the Collateral.

         3.5......Power  of Attorney.  Borrower  hereby makes,  constitutes  and appoints Collateral Agent and each Lender and its portfolio advisor the true and lawful attorney-in-fact of Borrower, in the name, place and stead of Borrower, or otherwise, upon the occurrence of any Event of Default which remains uncured following the receipt of a notice pursuant to Section 10.2:

                  (a)......To  take all  actions  and to  execute,  acknowledge, obtain and deliver any and all writings necessary or deemed advisable by Collateral Agent or such Lender in order to exercise any rights of Borrower with respect to the Collateral or to receive and enforce any payment or performance due to Borrower with respect to the Collateral;

                  (b)......To   give   any   notices,   instructions   or  other
communications to any person or entity in connection with the Collateral;

                  (c)......To  demand and receive all  performances due under or with respect to the Collateral and to take all lawful steps to enforce such performances and to compromise and settle any claim or cause of action of Borrower arising from or related to the Collateral and give acquittances and other discharges relating thereto; and

                  (d)......To  file any claim or proceeding or to take any other action, in the name of Collateral Agent or such Lender, Borrower or otherwise, to enforce performances due under or related to the Collateral or to protect and preserve the right, title and interest of Collateral Agent or such Lender thereunder.

The foregoing power of attorney is a power coupled with an interest and shall be irrevocable and unaffected by the disability of the principal so long as any portion of the Obligations remains contingent, unmatured, unliquidated, unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.

         3.6......Collateral Inspections. Collateral Agent and each Lender shall have the right (but not the obligation) to do a physical on-site examination of the Collateral. All costs and expenses associated therewith shall be included in Lender Expenses.

                                   Page -25-

                                   ARTICLE IV.

                     CONDITIONS PRECEDENT; TERM OF AGREEMENT

         4.1......Conditions  Precedent. No Lender shall be required to make the
Loan to be made by it hereunder if Borrower has not fulfilled to the satisfaction of such Lender and its counsel, each of the following conditions on or before the Closing Date; provided, however, that each Lender, in its sole and absolute discretion, may waive any of the following conditions.

         4.2......Receipt of Documents.  Each Lender shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                  (a)......This Agreement executed by Borrower, Collateral Agent and each Lender;

                  (b)......The Notes duly executed,  the Guaranty duly executed, the Collateral Account Agreement duly executed and the Stock Pledge Agreement duly executed together with the certificates representing 100% of the capital stock of UDRC and UDRC II and undated stock powers relating thereto duly endorsed in blank;

                  (c)......The UDRC Dividend Direction Letter;

                  (d)......The UDRC II Dividend Direction Letter;

                  (e)......The  UDRC Standing Dividend  Resolution  certified by
UDRC's Secretary;

                  (f)......The UDRC II Standing Dividend Resolution certified by
UDRC II's Secretary;

                  (g)......A  consent and subordination  from GECC consenting to the execution, delivery and performance by Borrower and UDCSFC of the Loan Documents and subordinating to Collateral Agent GECC's Lien on any assets constituting Collateral;

                  (h)......A  consent by MBIA to the pledge of the Collateral to
Collateral Agent;

                  (i)......Certified  copies of the  resolutions of the board of directors of Borrower approving and authorizing the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the Loan, certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower;

                  (j)......A certificate of the Secretary or Assistant Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to execute, deliver and perform, as applicable, this Agreement, the Stock Pledge Agreement and all other Loan Documents to be delivered hereunder;

                  (k)......Certified  copies of the  resolutions of the board of directors of UDCSFC approving and authorizing the execution, delivery and performance by UDCSFC of the applicable Loan Documents to be delivered hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of UDCSFC;

                                   Page -26-

                  (l)......A certificate of the Secretary or Assistant Secretary of UDCSFC certifying the names and true signatures of the officers of UDCSFC authorized to execute, deliver and perform the Stock Pledge Agreement and all other applicable Loan Documents to be delivered hereunder;

                  (m)......Copies  of each of Borrower's,  UDCSFC's,  UDRC's and
UDRC II's certificate of incorporation certified by the Secretary of the State of their respective jurisdictions of incorporation and bylaws certified by their respective Secretaries or Assistant Secretaries;

                  (n)......Good  standing  certificates  for the jurisdiction of incorporation and the jurisdiction in which the chief executive office is located for each of Borrower, UDCSFC, UDRC and UDRC II;

                  (o)......A  copy of lien  searches,  completed  as of a recent date, against Borrower and UDCSFC, UDRC and UDRC II, in such jurisdictions as shall be satisfactory to Lenders and its counsel;

                  (p)......Legal opinions from counsel for Borrower with respect to the transactions contemplated by the Loan Documents, which opinions shall be in form and substance satisfactory to Lenders and from counsel satisfactory to Lenders; and

                  (q)......Evidence  satisfactory  to Lenders of the termination of the Greenwich Loan Agreement, satisfaction of all obligations of Borrower and its Subsidiaries thereunder and the release of all Liens relating thereto.

                  (r)......There shall have occurred since December 31, 1998, no
Material Adverse Change.

                  (s)......Lenders   shall  have  received   Borrower's  audited
financial statements for the fiscal year ended December 31, 1998.

                  (t)......Officers  Certificate  as to no default  and truth of representations and warranties.

                  (u)......Completion of due diligence.

         4.3......Term. This Agreement shall become effective upon the execution and delivery hereby by Borrower, Collateral Agent and Lenders and shall continue in full force and effect for a term ending on the earliest of (a) the Repayment Date, or (b) the date of termination of this Agreement in accordance with its terms after the occurrence and during the continuation of an Event of Default.

         4.4......Effect of Termination. Upon termination of this Agreement, all
Obligations shall become due and payable immediately without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Collateral Agent's continuing security interest in the Collateral shall remain in effect until all Obligations have been fully and finally discharged.

                                   Page -27-

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and make the Loan, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1......No Encumbrances. UDCSFC has good and indefeasible title to the
Collateral, free and clear of

Liens except for Permitted Liens.

         5.2......Location  of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 86-0721358. The chief executive office of UDCSFC is located at the address of Borrower indicated in the preamble to this Agreement and UDCSFC's FEIN is 86-0657074.

         5.3......Due Organization and Qualification; Subsidiaries.

                  (a)......Each  Loan Party is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Effect.

                  (b)......Set  forth on Schedule A is a complete  and  accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of Equity Interests authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding Equity Interests of each such Subsidiary have been validly issued and are fully paid and non-assessable.

                  (c)......Except   as  set  forth  on  Schedule  B,  no  Equity
Interests (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Equity Interests) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

         5.4......Due Authorization:  No Conflict.

                  (a)......The execution, delivery, and performance by each Loan
Party of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                                   Page -28-

                  (b)......The execution, delivery, and performance by each Loan
Party of each of the Loan  Documents  to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to such Loan Party, the Governing Documents of such Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of any Loan Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Loan Party, other than pursuant to the Security Documents, or
(iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of any Loan Party. No Loan Party or any of its Subsidiaries is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

                  (c)......Other  than the taking of any other action  expressly required under this Agreement or any of the other Loan Documents, the execution, delivery, and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                  (d)......This  Agreement,  the other  Loan  Documents  and all other documents contemplated hereby and thereby, when executed and delivered by any Loan Party party thereto, will be the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e)......The  Stock  Pledge  Agreement  and the  stock  powers delivered in connection therewith, and the Collateral Account Agreement when executed and delivered by UDCSFC and UDC, will be the legally valid and binding obligations of UDCSFC and UDC, enforceable against each of UDCSFC and UDC in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (f)......The  Lien granted by UDCSFC and UDC on the Collateral is a validly created and perfected first priority Lien, and the Collateral is subject to no other Liens other than Liens in favor of Collateral Agent and the Liens referred to in item 1 on Schedule E.

         5.5......Litigation.  Except as set forth in  Schedule  C, there are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for: (a) ongoing collection matters in which Borrower is the plaintiff and (b) matters that, if decided adversely to Borrower, would not have a Material Adverse Effect.

                                   Page -29-

         5.6......Financial   Statements;   No  Material  Adverse  Change.   All
financial statements relating to Borrower, UDRC and UDRC II that have been delivered by Borrower to Lenders have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition as of the date thereof and the results of operations for the period then ended for Borrower and its consolidated Subsidiaries, except as disclosed on Schedule D. No information, exhibit or report furnished by Borrower or any other Loan Party to the Collateral Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. There has not been a Material Adverse Change with respect to Borrower since December 31, 1998.

         5.7......Securitization  Documents. Borrower, UDRC and UDRC II and each of their Affiliates are in full compliance with their respective obligations under the Securitization Documents, and no Securitization Default exists.

         5.8......ERISA.  No  accumulated  funding  deficiency  (as  defined  in
Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any plan (other than a multiemployer plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any plan (other than a multiemployer plan) by Borrower which is or would have a Material Adverse Effect. Borrower has not incurred and does not presently expect to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan which is or would be materially adverse to Borrower. The execution and delivery of this Agreement and the other Loan Documents will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. For the purpose of this Section 5.8, the term "plan" shall mean an "employee pension benefit plan" (as defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or by any trade or business, whether or not incorporated, which, together with Borrower, is under common control, as described in Section 414(b) or (c) of the Code; and the term "multiemployer plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA). No plan providing welfare benefits to retired former employees of Borrower has been established or is maintained for which the present value of future benefits payable, in excess of irrevocably designated funds for such purpose, is or would have a Material Adverse Effect.

         5.9......Environmental and Safety Matters. Borrower (a) has complied in all material respects with all applicable material Environmental and Safety Laws, and Borrower has not received (i) notice of any material failure so to

                                   Page -30-
comply, (ii) any letter or request for information under Section 104 of CERCLA or comparable state laws or (iii) any information that would lead it to believe that it is the subject of any Federal or state investigation concerning Environmental and Safety Laws; (b) does not manage, generate, discharge or store any Hazardous Materials in material violation of any material Environmental and Safety Laws; (c) does not own, operate or maintain any underground storage tanks or surface impoundments; and (d) except as disclosed to Lenders in writing prior to the date hereof, is not aware of any conditions or circumstances associated with its currently or previously owned or leased properties or operations (or those of its tenants) which may give rise to any Environmental Liabilities and Costs which could have a Material Adverse Effect.

         5.10.....Tax  Matters.  Each of Borrower and its Subsidiaries has filed all tax returns that it was required to file. All such tax returns were correct and complete in all material respects. All Borrower Taxes owed by any of Borrower and its Subsidiaries have been paid.

         5.11.....Year  2000 Matters.  Any reprogramming  required to permit the proper functioning, in and following the year 2000, of (i) each Loan Party's and each of its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which any Loan Party's or any of its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Loan Parties of such reprogramming and testing of the reasonably foreseeable consequences of year 2000 to the Loan Parties and their respective subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, each Loan Party's and each of its Subsidiaries' computer and management information systems are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit such Loan Party and its Subsidiaries to conduct its business without Material Adverse Effect. Each Loan Party represents and warrants that it has a reasonable basis to believe that no year 2000 problem will cause a Material Adverse Effect.

         5.12.....Ownership of Properties.  Each Loan Party and its Subsidiaries
has good, marketable and insurable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property.

         5.13.....Investment  Company Status.  Neither any Loan Party nor any of
its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of the Loan nor the application of the proceeds or repayment thereof by Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

         5.14.....Solvency.  Each Loan Party is,  individually and together with its Subsidiaries, Solvent. For purposes hereof, the term "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                                   Page -31-

                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

                  Borrower  covenants  and  agrees  that,  so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Required Lenders shall otherwise consent in writing, Borrower shall do all of the following:

         6.1......Financial  Statements  and  Other  Documents.  Borrower  shall deliver to Lenders in form and detail satisfactory to Required Lenders:

                  (a)......Within  45 days of the  end of  each  fiscal  quarter
(except the last fiscal quarter of each fiscal year), Borrower's consolidated unaudited financial statements for such quarter, and, within 90 days of the end of Borrower's fiscal year, Borrower's consolidated audited financial statements for such period, certified by Borrower's Chief Financial Officer or Treasurer as fairly presenting in all material respects, in accordance with GAAP (subject, in the case of unaudited financial statements, to ordinary, good faith year-end adjustments and to the absence of footnote disclosure), the financial position and results of operations of Borrower and together, in each case, with a certificate of the Chief Financial Officer of Borrower stating that the representations and warranties herein are true and correct in all material respects as of the date of such certificate and that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that Borrower has taken and proposes to take with respect thereto and setting forth in reasonable detail satisfactory to Required Lenders the calculations demonstrating compliance with Sections 6.13 through 6.16;

                  (b)......Promptly   upon  receipt   thereof,   any   financial
statements of Borrower distributed to other lenders or financing parties;

                  (c)......On  or prior to each  Calculation  Date, a Collateral
Servicing Report certified as true and correct by an officer of Borrower and including the calculation of the Borrowing Base as of such Calculation Date and certifying such calculation as true and correct.

                  (d)......Promptly  upon  preparation  thereof,  a copy of each other report, if any, submitted to Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower;

                  (e)......Promptly  after its  submission,  copies of any other information or documents regularly provided by Borrower to any of its other lenders or holders of Borrower's Debt;

                  (f)......Promptly  upon receipt  thereof,  copies of any other information or documents received by Borrower pursuant to any Securitization Document (including, without limitation, monthly servicing reports with respect to each Securitization);

                  (g)......With reasonable promptness, such other financial data and information as any Lender may reasonably request; and

                                   Page -32-

                  (h)......Promptly  upon  receipt  thereof,  (i)  copies of any federal revenue agent's reports (so called "thirty-day letter") issued by the IRS, and copies of any equivalent documents from state or local tax authorities;
(ii) copies of any federal notice of deficiency (so-called "ninety-day letters") issued by the IRS, and copies of any equivalent documents from state or local tax authorities; and (iii) copies of any information requests or document requests received from federal, state or local tax authorities that are not in the ordinary course of business.

         6.2......Inspection  of  Property.  Borrower  shall  permit  any Person designated by any Lender in writing, to visit and inspect any of the properties of Borrower, to examine the corporate books and financial records of Borrower and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of Borrower and its independent public accountants, all at such reasonable times and as often as any Lender may reasonably request.

         6.3......Default Disclosure.

                  (a)......Borrower shall forthwith,  upon a Responsible Officer of Borrower obtaining knowledge of an Event of Default or Default, promptly deliver to each Lender a certificate of a Responsible Officer specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto.

                  (b)......Borrower shall forthwith,  upon a Responsible Officer of Borrower obtaining knowledge of a Securitization Default, deliver to each Lender a certificate of a Responsible Officer specifying the nature and period of existence thereof, what action the defaulting party proposes to take with respect thereto, and what action Borrower proposes to take with respect thereto.

         6.4......Notices  to Lenders and the Collateral  Agent.  Borrower shall promptly notify each Lender and the Collateral Agent in writing of:

                  (a)......Any   lawsuit  over  One  Hundred   Thousand  Dollars
($100,000) against Borrower or any of its Subsidiaries;

                  (b)......Any  substantial  dispute between  Borrower or any of its subsidiaries and any Governmental Authority; or

                  (c)......Any  change in any Loan  Party's  name,  address,  or legal structure.

         6.5......Books and Records.  Borrower shall maintain adequate books and records in accordance with generally accepted accounting principles.

         6.6......Compliance  and  Preservation.  Borrower shall and shall cause its Subsidiaries to:

                  (a)......Comply  with the laws  (including any fictitious name statute), regulations and orders of any government body with authority over its business;

                  (b)......Maintain  and preserve all  privileges and franchises such Person now has provided,  however, that neither the Borrower nor any of its

                                   Page -33-

Subsidiaries shall be required to preserve any privilege or franchise (other than the corporate existence of each Loan Party, UDCC, UDRC and UDRC II) if the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders; and

                  (c)......Make   any   repairs,   renewals,   or   replacements
reasonably necessary to keep such Person's properties in good working condition.

         6.7......Perfection  of Liens.  Borrower shall take such actions as may be necessary or as Collateral Agent or any Lender may request in order to perfect and protect Collateral Agent's security interests and liens.

         6.8......Cooperation.   Borrower  shall  take  any  reasonable   action
requested by Collateral Agent or any Lender to carry out the intent of this Agreement.

         6.9......Use  of Proceeds.  Borrower shall use the proceeds of the Loan for (i) repayment of all amounts outstanding under the Greenwich Loan Agreement and repayment of other indebtedness of the Borrower (other than Subordinated
Debt), (ii) general working capital to facilitate ongoing growth in Borrower's core operations and (iii) to the extent permitted by Section 7.8 and by the documents and instruments governing other indebtedness of the Borrower, the repurchase of common stock of the Borrower.

         6.10.....Securitizations.   Any   securitizations   of  Ugly   Duckling
Collateral executed during the Securitization Period shall be executed through either UDRC II or a New Issuer (as defined in the Stock Pledge Agreement) that meets the requirements of Section 7(c) of the Stock Pledge Agreement (and Borrower shall ensure that Pledgor performs its obligations pursuant to the Stock Pledge Agreement) or by a person or entity otherwise able to satisfy the requirements of Section 3.1 with respect to the related Additional Class B Certificates. Borrower shall continue to execute periodic securitizations (in an amount of not less than $75,000,000 in any period of six consecutive months) of the Ugly Duckling Collateral during the Securitization Period and each such securitization shall include b-pieces constituting Additional Class B Certificates which grant an affiliate of UDCC acceptable to the Required Lenders a 100% interest in all securitization assets to the extent interests have not been sold to senior third party investors and with respect to which the provisions of Section 3.1 have been complied with.

         6.11.....Compliance  with Covenants.  Borrower shall perform,  keep and observe each term, provision, condition or covenant or agreement contained in each Bond Insurance Policy, the GECC Agreement and any other agreement evidencing Indebtedness.

         6.12.....Payment  of Indebtedness.  Borrower shall timely pay and shall cause its Subsidiaries to timely pay all Indebtedness which, if not paid, could result in the imposition of a Lien on any of the assets of UDRC or UDRC II or any holder of Additional Class B Certificates.

         6.13.....Tangible  Net Worth.  Borrower  shall  maintain a consolidated
Tangible Net Worth of not less than the sum of (i) $130,000,000, plus (ii) 50% of the cumulative net earnings (but only to the extent positive) after taxes of

                                   Page -34-
the Borrower and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles for each period ending after December 31, 1999.

         6.14.....Consolidated EBITDA to Consolidated Interest Expense. Maintain
a ratio of Consolidated EBITDA to Consolidated Interest Expense of not less than the amount set forth below for each period set forth below:

       Period                                                           Ratio
       ------------------------------------------------------    ---------------

       Closing to and including June 30, 1999                     0.60   to 1.0
       July 1, 1999 to and including September 30, 1999           0.85   to 1.0
       October 1, 1999 to and including December 31, 1999         1.00   to 1.0
       January 1, 2000 to and including March 31, 2000            1.35   to 1.0
       April 1, 2000 and thereafter                               1.50   to 1.0

         6.15. Consolidated Senior Debt to Consolidated Total Capitalization. Not permit at any time Consolidated Senior Debt of the Borrower and its Subsidiaries on a consolidated basis to exceed 50% of Consolidated Total Capitalization.

         6.16. Minimum B-Piece Cash Flows. Not permit aggregate B-Piece Cash Flows deposited to the Collateral Account for any month to be less than $2,000,000.

         6.17. Sale of Cygnet. Borrower shall use its best efforts to consummate the sale of Cygnet Dealer Finance, Inc. on or prior to the date one year after the date hereof.

         6.18. Collateral Account. Borrower shall establish and maintain the Collateral Account free and clear of all liens other than liens in favor of the Collateral Agent pursuant to the Loan Documents.

         6.19. Year 2000 Assurances. Borrower and each of its Subsidiaries shall take all action necessary and commit adequate resources to assure that their respective computer-based and other systems are able to effectively process data including dates before, on and after January 1, 2000 without experiencing any year 2000 problem that could cause a Material Adverse Effect. At the request of the Collateral Agent or any Lender, the Borrower shall use commercially reasonable efforts to provide or cause to be provided to the Collateral Agent or such Lender, as the case may be, with assurance and substantiation (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Collateral Agent or such Lender, as the case may be, as to the year 2000 capability of the Borrower and its Subsidiaries and their respective abilities to conduct their respective businesses and operations before, on and after January 1, 2000 without experiencing a year 2000 problem causing a Material Adverse Effect.

         6.20. Maintenance of Properties. Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and excepting replacement in the ordinary course of business.

                                   Page -35-

         6.21. Maintenance of Insurance. Borrower shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by prudent companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

                  Borrower  covenants  and  agrees  that,  so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Required Lender's prior written consent:

         7.1. Liens. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the assets of UDRC and UDRC II or any holder of Additional Class B Certificates, including the UDRC Class B Certificates, the UDRC II Class B Certificates and any Additional Class B Certificates, or any income or profits from any of the foregoing, except for Permitted Liens listed on Schedule E or liens of Collateral Agent for the benefit of Lenders.

         7.2.     Indebtedness.

                  (a)......Permit  UDRC or UDRC II or any  holder of  Additional
Class B Certificates to incur, assume, or permit to exist, directly or indirectly any Indebtedness; or

                  (b)......permit any other Subsidiary of the Borrower to incur, assume, or permit to exist, directly or indirectly any Indebtedness other than Permitted Subsidiary Indebtedness without the prior written consent of the Required Lenders.

         7.3. Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets (excluding the sale of Cygnet Dealer Finance, Inc.) or cease to be a public company.

         7.4. Disposal of Collateral, B-Pieces, Additional Class B Certificates. Except as expressly consented to by Required Lenders in writing, sell, lease, assign, transfer, or otherwise dispose of any of the Collateral or permit any of its Affiliates to do any of the foregoing or permit UDRC to sell, lease, assign, transfer or otherwise dispose of any UDRC Class B Certificates, or permit UDRC II to sell, lease, assign, transfer or otherwise dispose of any UDRC II Class B Certificates, or permit the Person or entity that is the holder of any Additional Class B Certificates at the time such Additional Class B Certificates are first included in the Borrowing Base to sell, lease, assign, transfer or otherwise dispose of any such Additional Class B Certificates.

         7.5. Change Name. Without giving thirty (30) days prior written notification to Collateral Agent and each Lender, change Borrower's or any other

                                   Page -36-

Loan Party's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

         7.6. Amendments. Except as expressly consented to by Required Lenders in writing, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any Securitization Document.

         7.7.  Change  of  Control.   Cause,  permit,  or  suffer,  directly  or
indirectly, any Change of Control.

         7.8. Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding, for cash, other than, so long as no Default exists, the buyback after the date hereof of 2,500,000 shares of Borrower's common stock previously approved by Borrower's Board of Directors on April 20, 1999.

         7.9. Standing Dividend Resolutions. Permit any Standing Dividend Resolution to be rescinded, amended, modified, revoked or altered in any manner.

         7.10. Change in Location of Chief Executive Office. Relocate, or permit any other Loan Party to relocate, any Loan Party's chief executive office to a new location without providing 30 days prior written notification thereof to Collateral Agent and each Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Collateral Agent's security interests and also provides to Collateral Agent a Collateral access agreement with respect to such new location.

         7.11. No Prohibited Transactions Under ERISA. Directly or indirectly:

                  (a)......Engage,  or permit  any  Subsidiary  of  Borrower  to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                  (b)......Permit   to  exist  with  respect  to  any  Plan  any
accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;

                  (c)......Fail,  or permit any  Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

                  (d)......Terminate,  or permit any  Subsidiary  of Borrower to terminate, any Plan where such event would result in any liability of Borrower or any of its Subsidiaries under Title IV of ERISA;

                  (e)......Fail,  or permit any  Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                                   Page -37-

                  (f)......Fail,  or permit any  Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;

                  (g)......Amend, or permit any Subsidiary of Borrower to amend, a retirement plan resulting in an increase in current liability for the plan year such that either of Borrower or any Subsidiary of Borrower is required to provide security to such retirement plan under Section 401 (a)(29) of the Code; or

                  (h)......Withdraw,  or permit any  Subsidiary  of  Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA.

         7.12. Changes in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

         7.13. Transactions with Affiliates. Not engage, and not permit any of its Subsidiaries to engage, in any transaction with any Affiliate of Borrower or such Subsidiary except on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate (it being understood  that the  foregoing  shall not  prohibit any  transaction  otherwise
permitted   hereunder   among  the   Borrower   and  any  of  its  wholly  owned
Subsidiaries).

                                  ARTICLE VIII.

                           EVENTS OF DEFAULT/REMEDIES

         8.1. Event of Default. Any of the following shall constitute an "Event of Default":

                  (a)......If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest, fees and charges due Collateral Agent or any Lender, reimbursement of Lender Costs, or other amounts constituting Obligations) or if Borrower fails to make when due any deposit to the Collateral Account required pursuant to Section 2.5(b);

                  (b)......If  Borrower  fails to perform,  keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other future agreement between Borrower and any Lender;

                  (c)......If there is a Material Adverse Change with respect to
Borrower, UDCSFC, UDRC or UDRC II or any holder of Additional Class B Certificates (the occurrence or non-occurrence of which shall be determined by the Required Lenders in the exercise of reasonable discretion);

                  (d)......If Borrower is enjoined or restrained, by court order from continuing to conduct all or any material part of its business affairs, unless such order is stayed;

                                   Page -38-

                  (e)......If notices of any Lien, levy, or assessment in excess of $250,000 other than of Permitted Liens are filed of record with respect to any of Borrower's properties or assets which have not been cured within ten (10) days after the Lien has been filed;

                  (f)......Any  judgment  or order for the  payment  of money in excess of $1,000,000 not covered by insurance as to which the insurer has acknowledged liability shall be rendered against any Loan Party or UDRC or UDRC II and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and are not stayed or dismissed within 45 days or (ii) there shall be any period of 45 consecutive days during which such judgment remains unpaid or unbonded and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g)......If   Borrower   makes  any   payment  on  account  of
Indebtedness that is contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  (h)......If  any material  misstatement  or  misrepresentation exists now or hereafter in any warranty, representation, statement, or report (including, without limitation, any Collateral Servicing Report) made to Collateral Agent, any Lender by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

                  (i)......If  any Standing  Dividend  Resolution  is rescinded, amended, altered, revoked or modified in any manner;

                  (j)......If  a default  or event of default  occurs  under the
GECC Agreement or under the terms of any other Indebtedness aggregating in excess of $3,000,000 (with respect to any particular item of Indebtedness or in the aggregate and in each case after any applicable cure or grace period) or there is a termination event under the terms of any Bond Insurance Policy (or the policy of another bond insurer), regardless of whether such default or termination event is waived or amended;

                  (k)......If  Borrower  or  any  of its  Subsidiaries  makes  a general assignment for the benefit of creditors, or an order, judgment or decree is entered adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or any order for relief with respect to the Borrower or any of its Subsidiaries is entered under the Federal Bankruptcy Code, or Borrower or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries, or commences any proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed, or any such proceeding is commenced against the Company or any of its Subsidiaries; or

                  (l)......Any ERISA Event shall have occurred with respect to a
Plan of any Loan Party or any of its ERISA Affiliates and the liability of the Loan Parties and their ERISA Affiliates related to such ERISA Event and any and

                                   Page -39-
all other ERISA Events which shall have occurred and then exist with respect to any Plans of the Loan Parties and their ERISA Affiliates exceeds $1,000,000; or

                  (m)......any  provision  of any Loan  Document  shall  for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                  (n)......any  Security  Document  shall for any reason  (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby.

         8.2. Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Required Lenders may (and may direct the Collateral Agent to, and upon such direction the Collateral Agent shall), at their sole and absolute discretion, without further notice, do any one or more of the following, all of which are authorized by Borrower:

                  (a)......declare  all Obligations,  whether  evidenced by this
Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (and upon the occurrence of any Event of Default described in Section 8.1(k) all Obligations shall automatically and without action by Collateral Agent or any Lender be and become immediately due and payable);

                  (b)......terminate  this  Agreement  and any of the other Loan
Documents as to any future liability or obligation of each Lender, but without affecting any Lender's or the Collateral Agent's rights and security interests in the Collateral and without affecting the Obligations;

                  (c)......without  notice to or demand upon Borrower, make such payments and do such acts as Required Lenders consider necessary or reasonable to protect the security interests of the Collateral Agent in the Collateral;

                  (d)......without   notice  to  Borrower   (such  notice  being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the UCC), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by any Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by any Lender; or

                  (e)......direct  the  Collateral  Agent to  collect,  receive, appropriate and realize upon the Collateral, on such terms as Required Lenders, in their sole and absolute discretion, deem appropriate without any liability for any loss due to a decrease in the market value of the Collateral during the period held, without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law). If any notification to


                                   Page -40-

Borrower of intended disposition of the Collateral is required by law, such notification shall be deemed reasonable and properly given if mailed to Borrower, postage prepaid, at least ten (10) days before any such disposition at the address indicated by Borrower's signature. Any disposition of the Collateral or any part thereof shall be free of any equity or right of redemption in Borrower, which right of equity is, to the extent permitted by applicable law, hereby expressly waived or released by Borrower. Borrower further agrees that such sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Neither Collateral Agent nor any Lender shall be obligated to make any sale or other disposition of the Collateral permitted under this Loan Agreement, unless the terms thereof shall be satisfactory to Required Lenders.

The rights and remedies of Collateral Agent and each Lender under this Agreement, the Loan Documents, and all other agreements shall be cumulative. No exercise by Collateral Agent or any Lender of one right or remedy shall be deemed an election, and no waiver by Collateral Agent or any Lender of any Event of Default shall be deemed a continuing waiver. No delay by Collateral Agent or any Lender shall constitute a waiver, election, or acquiescence by it.

                                   ARTICLE IX.

                              THE COLLATERAL AGENT

         9.1. Authorization and Action. Each Lender hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Except as specifically provided for by the Loan Documents, the Collateral Agent shall not be required to exercise any discretion or take any action under any of the Loan Documents, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and the Collateral Agent shall not be liable to the Borrower or any Lender for any action taken or omitted at the direction of the Required Lenders; provided, however, that the Collateral Agent shall not be required to take any action that exposes the Collateral Agent, in its sole judgment, to personal liability or that is contrary to this Agreement or applicable law. The Collateral Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         9.2. Collateral Agent's Reliance, Etc.. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent: (i) may treat the Lender that made any portion of the Loan as the holder of the debt resulting therefrom until the Collateral Agent receives notice of an assignment by such Lender; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by any Person other than the Collateral Agent in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the


                                   Page -41-
property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         9.3. Harris Trust and Savings Bank and Affiliates. Harris Trust and Savings Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Harris Trust and Savings Bank were not the Collateral Agent and without any duty to account therefor to the Lender Parties.

         9.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         9.5. Indemnification. Each Lender severally agrees to indemnify the Collateral Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Collateral Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Collateral Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 10.4, to the extent that the Collateral Agent is not promptly reimbursed for such costs and expenses by the Borrower.

         9.6. Successor Collateral Agents. The Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Lender Parties, appoint a successor Collateral Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the liens granted or purported to be granted by the Security


                                   Page -42-

Documents, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

         9.7. Monthly Verification Duties of Collateral Agent. Upon receipt of each Collateral Servicing Report and in no event later than the Calculation Date in respect thereof, the Collateral Agent shall verify the following items in such Collateral Servicing Report against the monthly servicing reports with respect to each Securitization:

                  (a) the outstanding principal balance of auto loans in the pool of collateral securing the related securitization;

                  (b) the outstanding principal balance of all certificates and other interests or rights to payment in respect of such securitization senior in priority to such B-Piece;

                  (c) the amount of the cash balance in the spread account relating to such B-Piece; and

                  (d)      the B-Piece Cash Flows.

                  The Collateral Agent shall also verify the following rates and amounts on the Collateral Servicing Report:

                  (y)      LIBOR; and

                  (z) the pro rata payments of interest and Monthly Amortization Amount made to each Lender.

                                   ARTICLE X.

                                  MISCELLANEOUS

         10.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Required Lenders and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following at any time: (i) change the percentage of the aggregate unpaid principal amount of the Loan that shall be required for the Lenders or any of them to take any action hereunder, (ii) permit the creation, incurrence, assumption or existence of any Lien on any item of Collateral to secure any obligations other than Obligations owing to the Lenders and Collateral Agent

                                   Page -43-
under the Loan Documents, (iii) amend this Section 10.1, (iv) increase the outstanding principal amount of the Loan, (v) reduce the principal of, or interest on, the Loan or any fees or other amounts payable hereunder or (vi) postpone any date fixed for any payment of principal of, or interest on, the Loan or any fees or other amounts payable hereunder; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document.

         10.2.    Notices.

                  (a)......All   notices,   requests  and  other  communications
provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided, that, any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient, and (ii) shall be followed promptly by a hard copy original thereof by over-night courier to the address set forth below; or to such other address as shall be designated by such party in a written notice to the other party, and as directed to each other party, at such other address as shall be designated by Lender or Borrower in a written notice to Borrower and Lender.

                  If to Borrower:           Ugly Duckling Corporation
                                            2525 East Camelback Road
                                            Suite 500
                                            Phoenix, Arizona 85016
                                            Attn:  Steven P. Johnson
                                            Facsimile:  (602) 552-3139

                  With a copy to:           Snell & Wilmer L.L.P.
                                            One Arizona Center
                           Phoenix, Arizona 85004-0001
                            Attn: David A. Sprentall
                            Facsimile: (602) 382-6070

                  If to any Lender:         As set forth on the Administrative
                                            Form of such Lender

           If to Collateral Agent:          Harris Trust and Savings Bank
                                            311 West Monroe Street - 12th floor
                                            Chicago, Illinois 60606
                                            Attn:  Megan Francis
                                            Telephone:  (312) 461-6030
                                            Facsimile:  (312) 461-3525

                  (b)......All such notices,  requests and communications shall, when transmitted by overnight delivery or faxed, be effective when delivered for overnight (next day) delivery, transmitted by facsimile machine, respectively, or if delivered, upon delivery, except that notices pursuant to Article II shall not be effective until actually received by each Lender.

                  (c)......Borrower  acknowledges  and agrees that any agreement of Collateral Agent or any Lender to receive certain notices by telephone and facsimile is solely for the convenience and at the request of Borrower. Each of Collateral Agent and each Lender shall be entitled to rely on the authority of

                                   Page -44-
any Person purporting to be a Person authorized by Borrower to give such notice and neither Collateral Agent nor any Lender shall have any liability to Borrower or to other Person on account of any action taken or not taken by Collateral Agent or any Lender in reliance upon such telephonic or facsimile notice. The obligations of Borrower hereunder shall not be affected in any way or to any extent by any failure by Collateral Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Collateral Agent or any Lender of a confirmation which is at variance with the terms understood by Collateral Agent or such Lender to be contained in the telephonic or facsimile notice.

         10.3. No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Collateral Agent or Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.4.  Costs  and  Expenses.   Borrower  shall,   whether  or  not  the
transactions contemplated hereby shall be consummated:

                  (a)......pay or reimburse Collateral Agent and each Lender and each portfolio advisor within ten (10) Business Days after demand for all Lender Costs incurred by Collateral Agent or such Lender or such portfolio advisor in connection with the development, preparation, delivery, administration and execution of (and any amendment, supplement, waiver or modification to (in each case whether or not consummated)), this Agreement, any other Loan Document and any other documents prepared in connection herewith, or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by Collateral Agent or any Lender or any portfolio advisor with respect thereto;

                  (b)......pay or reimburse Collateral Agent and each Lender and each portfolio advisor within ten (10) Business Days after demand for all Lender Costs incurred by Collateral Agent or such Lender or such portfolio advisor in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement, any other Loan Document, and any such other documents, including reasonable Attorney Costs incurred by Collateral Agent or any Lender or any portfolio advisor; and

                  (c)......pay or reimburse Collateral Agent and each Lender and each portfolio advisor within ten (10) Business Days after demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, due diligence, monitoring review, syndication, environmental inspection and review (including the allocated cost of such internal services and the allocated costs of services of SAI or its Affiliates and Trustee), search and filing costs, fees and expenses, rating agency costs, fees and expenses, transportation costs and other out-of-pocket expenses incurred or sustained by Collateral Agent, any Lender or any portfolio advisor, SAI or any of their respective affiliates in connection with the Loan, the Loan Documents, any of the Obligations and the matters referred to under (a) and (b) of this
Section 10.4.

                  (d)......In  addition  to the  foregoing,  if any  payment  of

                                   Page -45-
principal on the Loan is made by the Borrower to or for the account of a Lender other than on the last day of the then current Interest Accrual Period, as a result of a payment, acceleration or for any other reason, Borrower shall, upon demand by such Lender, pay to such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain the Loan or any portion thereof.

         10.5. Indemnity. Borrower shall pay, indemnify, and hold Collateral Agent, each Lender, SAI, Trustee and each of their respective Affiliates and Subsidiaries, and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any environmental liabilities and obligations of Borrower, any of its Subsidiaries or any of their properties and from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to or in connection with the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the use of the proceeds thereof or any B-Piece, Securitization Document or Securitization Trust, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person or the breach by such Indemnified Person of its obligations hereunder. The agreements in this
Section 10.5 shall survive payment of all other Obligations and the termination of this Agreement.

         10.6. Marshaling: Payments Set Aside. Neither Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Collateral Agent or any Lender, or to the extent Collateral Agent or any Lender enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         10.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or delegate obligations under this Agreement or any of the Loan Documents without the prior written consent of each Lender.

         10.8. Set-off. In addition to any rights and remedies of Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and

                                   Page -46-
apply any and all monies or deposits at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, however, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.8 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

         10.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         10.10. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.11. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Borrower, Collateral Agent and each Lender (and its portfolio advisor), and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither Collateral Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

         10.12. Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

         10.13.   Governing Law and Jurisdiction.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IT BEING THE INTENT OF THE PARTIES THAT THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO WITHOUT REGARD TO CHOICE OR CONFLICTS OF LAW PRINCIPLES; EXCEPT THAT THE PROVISIONS HEREIN THAT PERTAIN TO THE PERFECTION OR THE EFFECT OF PERFECTION OF SECURITY INTERESTS IN COLLATERAL SHALL BE GOVERNED BY THE LAWS OF SUCH STATE AS ARE SPECIFIED IN SECTION 9103 OF THE UCC.

                  THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK

                                   Page -47-

STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY IN THE COURTS OF ANY JURISDICTION.

                  THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         10.14. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among Borrower, Collateral Agent and Lenders and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by Borrower (or any indemnification for) any Lender Costs incurred (or to be incurred) by or on behalf of Collateral Agent or any Lender.

                                   Page -48-

         10.15. Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to Collateral Agent, Lenders, Borrower and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against Collateral Agent or any Lender merely because of Lenders' involvement in the preparation of such documents and agreements.

         10.16. Assignment; Register. Each Lender may assign, sell participations in or pledge its rights hereunder and under the Loan Documents without the consent of Borrower; provided, however, that no such assignment shall be effective until the parties thereto shall have executed and delivered to the Collateral Agent for acceptance and recording in the Register (as defined below) an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Borrower may not assign or delegate any of its rights, interest or obligations hereunder or under any of the Loan Documents.

                  The Collateral Agent, on behalf of the Borrower, shall maintain at the Collateral Agent's address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loan owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Collateral Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of written request therefor, the Borrower, at its own expense, shall execute and deliver to the Collateral Agent in exchange for any Note surrendered in connection with an assignment hereunder, a new Note to the order of the assignee in an amount equal to the principal amount of the Loan assumed by it and, if the assigning Lender has retained a portion of the Loan hereunder, a new Note to the order of the assigning Lender in an amount equal to such portion retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of the applicable Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit D.

                                   Page -49-

         10.17. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or the transfer by Borrower to Collateral Agent or any Lender of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Collateral Agent or any Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and Attorney Costs of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         10.18. Survival. Notwithstanding any provision of this agreement or any other Loan Document to the contrary, the provisions of Sections 2.11, 2.12, 2.13, 2.14, 9.4, 9.5, 10.4 and 10.5 shall survive payment of all other Obligations and the termination of this Agreement.

         10.19. Confidentiality. Each Lender and Collateral Agent agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to other Lenders, rating agencies, trustees, reference lenders, portfolio advisors, any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, and any other parties relevant to any investment vehicle managed by SAI Investment Adviser, Inc.; (b) to legal counsel and accountants for Borrower, Collateral Agent or any Lender or prospective Lender; (c) to other professional advisors to Borrower, Collateral Agent or any Lender or prospective Lender; (d) to regulatory officials; (e) as required by law or legal process; and (f) to another proposed Lender in connection with a proposed assignment permitted hereunder provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 10.19. For purposes of the foregoing "confidential information" shall mean any information respecting Borrower, its Subsidiaries or Affiliates delivered to Lenders and marked confidential, other than (i) information previously filed with any governmental agency and available to the public, (ii) information previously published in any public medium from a source other than directly or indirectly, that Lender, (iii) information previously disclosed by Borrower to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section 10.19, and (iv) any such information that is or becomes generally available to the public other than as a result of a breach by Collateral Agent or any Lender of its obligations hereunder or that is or becomes available to Collateral Agent or such Lender from a source other than Borrower.

         10.20. Actions by Portfolio Advisor. Any rights of a Lender hereunder or under any other Loan Document may be exercised by such Lender's portfolio advisor or collateral manager upon delivery to the Collateral Agent of evidence in writing, reasonably satisfactory to the Collateral Agent, setting forth such authority (which may be in the form of a written confirmation of such authority from the applicable Lender).

                                    * * * * *


                                   Page -50-

                                       S-1

                       [Signature Page to Loan Agreement]

                  IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed as of the date first written above.

                           UGLY DUCKLING CORPORATION,
                             a Delaware corporation



                                  By:  /S/ STEVEN P. JOHNSON
                                  Name:    Steven P. Johnson
                                  Title:   Sr. V.P./Secretary/General Counsel

                                            Lenders:


                                            CIBC INC.


                                            By:     /S/ WILLIAM M. SWENSON
                                            Name:       William M. Swenson
                                            Title:      Authorzied Signatory

                                            Portion of Loan:      $18,000,000
                                            Ratable Share:        47.368421052%

                                            Address for Notice:

                                            425 Lexington Avenue
                                            7th Floor
                                            New York, NY  10017
                                            Facsimile: (212) 856-3799
                                            Attention:   Korin Volk

                                    SUNAMERICA LIFE INSURANCE COMPANY


                                    By:    /S/ JOHN G. LAPHAM, III
                                    Name:      John G. Lapham, III
                                    Title:     Authorized Agen

                                    Portion of Loan:       $7,000,000
                                    Ratable Share:         18.421052631%

                                    Address  for  notices  in respect of
                                     payment:

                                    SunAmerica Investments
                                    1 SunAmerica Center
                                    Los Angeles, CA 90067-6022
                                    Attn:  Investment Accounting, 36th Floor
                                    Facsimile:      (310) 772-6596

                                    Address for all other notices:

                                    SunAmerica Corporate Finance
                                    1 SunAmerica Center
                                    Los Angeles, CA 90067-6022
                                    Attn:  Amy Grenier
                                    Facsimile: (310) 772-6078

                             Collateral Agent:


                             HARRIS TRUST AND SAVINGS BANK, as Collateral Agent


                             By:   /S/ VIRGINIA CONWAY
                             Name:     Viginia Conway
                             Title:    Authorized Agent

                             Portion of Loan: $13,000,000
                             Ratable Share:   34.210526315%

SCHEDULES A - I and EXHIBITS A - C ARE OMITTED AND SINCE THEY ARE NOT MATERIAL OR SIGNIFICANT DOCUMENTS.

                                    EXHIBIT D
                             FORM OF PROMISSORY NOTE


$____________                                        Dated:  _____________, 199_

FOR VALUE RECEIVED, the undersigned, UGLY DUCKLING CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of [_______________] (the "Lender") the principal sum of [__________________________] [($___________)] in consecutive monthly installments until such principal amount has been paid in full, such installments (other than the last installment owing hereunder which shall be due and payable on the Maturity Date (as defined in the Loan Agreement referred to below)) shall be due and payable on each Payment Date (as defined in such Loan Agreement), the amount payable on each such Payment Date being equal to the Monthly Amortization Amount (as defined in such Loan Agreement ) for such Payment Date, subject to Section 2.6 of the Loan Agreement; provided, however that the last such installment shall be in the amount necessary to repay in full the aggregate unpaid principal amount of this Note and shall, in any event, be due and payable on the Maturity Date.

                  The Borrower promises to pay interest on the unpaid principal amount of this Note from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement.

                  Both principal and interest are payable in lawful money of the United States of America in same day funds to the Lender in accordance with the provisions of the Loan Agreement. All payments made on account of principal hereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Note; provided, however, that any failure to make such endorsement on such grid shall in no way alter, impair or limit the Borrower's obligations hereunder.

                  This Note is one of the Notes referred to in, and is entitled to the benefits of, the Senior Secured Loan Agreement dated as of May [__], 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among the Borrower, the Lender and certain other lenders parties thereto, and Harris Trust and Savings Bank, as Collateral Agent for the Lender and such other lenders. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                  The Borrower and any endorser of this Note hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                  UGLY DUCKLING CORPORATION



                                   By: ______________________
                                   Title:____________________

                                    EXHIBIT E

                                FORM OF GUARANTY

                  GUARANTY dated as of May 14, 1999 (as amended, supplemented or otherwise modified from time to time, this "Guaranty") made by UGLY DUCKLING CAR SALES AND FINANCE CORPORATION, an Arizona corporation (together with any future subsidiary of the Borrower (as hereinafter defined) that agrees to be bound by the terms hereof, each a "Guarantor" and, collectively, the "Guarantors"), in favor of the financial institutions from time to time party to the Loan Agreement referred to below as Lenders and Harris Trust and Savings Bank, as collateral agent (in such capacity, together with any successor appointed pursuant to Article IX of the Loan Agreement, the "Collateral Agent"; the Collateral Agent and such Lenders are each referred to individually herein as a "Guaranteed Party" and are collectively referred to herein as the "Guaranteed Parties").

                  PRELIMINARY STATEMENT. Ugly Duckling Corporation, a Delaware corporation (the "Borrower") has entered into that certain Senior Secured Loan Agreement dated as of May 14, 1999 with the financial institutions from time to time party thereto as Lenders and Harris Trust and Savings Bank, as Collateral Agent (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined). Each Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreement. It is a condition precedent to the making of the Loan by the Lenders under the Loan Agreement that each Guarantor shall have executed and delivered this Guaranty.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loan under the Loan Agreement, each Guarantor hereby agrees as follows:

                  Section 1. Guaranty ; Limitation of Liability. (a) Each Guarantor hereby unconditionally and irrevocably guarantees, on a joint and several basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses, indemnities or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Collateral Agent or any other Guaranteed Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Collateral Agent or any other Guaranteed Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

                  (b)  Any   provision   of  this   Guaranty  to  the   contrary
notwithstanding, the liability of each Guarantor under this Guaranty shall be limited to such maximum aggregate amount as would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of any state or foreign law having similar effect.

                  Section 2. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or any other Guaranteed Party with respect thereto. The Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty is joint and several and shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

                  (f) any failure of any Guaranteed Party to disclose to the Borrower or any Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Guaranteed Party (each Guarantor hereby waiving any duty on the part of the Guaranteed Parties to disclose such information); or

                  (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or any other Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                  Section 3. Waivers and Acknowledgments. (a) Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Collateral Agent or any other Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

                  (b) Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this
Section 3 are knowingly made in contemplation of such benefits.

                  Section 4. Subrogation; Subordination; Contribution. (a) Each Guarantor agrees that it will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Collateral Agent or any other Guaranteed Party against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Maturity Date, such amount shall be held in trust for the benefit of the Collateral Agent and the other Guaranteed Parties and shall forthwith be paid to the Collateral Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Collateral Agent or any other Guaranteed Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Maturity Date shall have occurred, the Collateral Agent and the other Guaranteed Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                  (b) Each Guarantor hereby agrees that any indebtedness of the Borrower now or hereafter owing to such Guarantor (the "Subordinated Debt") is hereby subordinated to all of the Guaranteed Obligations and all other amounts payable under this Guaranty, whether heretofore, now or hereafter created, and that without the prior consent of the Collateral Agent, the Subordinated Debt shall not be paid in whole or in part until the Guaranteed Obligations and all other amounts payable under this Guaranty have been paid in full and the Loan Agreement has been terminated and is of no further force or effect, except that payments of principal and interest on the Subordinated Debt shall be permitted
(i) so long as no Event of Default  shall have  occurred and be  continuing  and
(ii) during the continuance of any Event of Default so long as the Collateral Agent has not provided the Company and each Guarantor with written notice of default stating that such payment shall no longer be permitted, but in either of the foregoing events only to the extent such payments would not render the Borrower incapable of performing the Guaranteed Obligations. Each Guarantor agrees that it will not accept any payment of or on account of any Subordinated Debt at any time in contravention of the foregoing. At the request of the Collateral Agent, following the occurrence and during the continuance of an Event of Default, each Guarantor hereby agrees to direct the Borrower to pay to the Collateral Agent, for the account of the Collateral Agent and the Lenders, all or any part of the Subordinated Debt and any amount so paid to the Collateral Agent shall be applied to payment of the Guaranteed Obligations and all other amounts payable under this Guaranty. Each payment on the Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received as trustee for the Collateral Agent and shall be paid over to the Collateral Agent immediately on account of the Guaranteed Obligations, but without otherwise affecting in any manner any Guarantor's liability under any of the provisions of this Guaranty. Each Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Subordinated Debt, and the Collateral Agent shall be entitled to all of such Guarantor's rights thereunder. If for any reason any Guarantor fails to file such claim at least 30 days prior to the last date on which such claim should be filed, the Collateral Agent, as such Guarantor's attorney-in-fact, is hereby authorized to do so in such Guarantor's name or, in the Collateral Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Collateral Agent or its nominee. In all such cases, whether in reorganization, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Collateral Agent, for the account of the Collateral Agent and the Lenders, the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Collateral Agent, for the account of the Collateral Agent and the Lenders, all of such

Guarantor's rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor's liability hereunder, the Collateral Agent will pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby appoints the Collateral Agent as its attorney-in-fact to exercise all of such Guarantor's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower.

                  (c) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under this Guaranty, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as hereinafter defined) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Guaranteed Obligations or any other Guarantor's Obligations with respect to this Guaranty. "Adjusted Net Assets" of any Guarantor at any date means the lesser of (a) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities (including, without limitation, contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty) of such Guarantor at such date, and (b) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty) as they become absolute and matured.

                  Section 5. Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by any Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Collateral Agent or any other Guaranteed Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Collateral Agent or such other Guaranteed Party (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and
(iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Guarantor agrees to pay any present or future Other Taxes.

                  (c) Each Guarantor will indemnify the Collateral Agent and each other Guaranteed Party for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Collateral Agent or such other Guaranteed Party (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Collateral Agent or such other Guaranteed Party (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor will furnish to the Collateral Agent, at its address referred to in the Loan Agreement, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder by or on behalf of any Guarantor through an account or branch outside the United States or on behalf of any Guarantor by a payor that is not a United States person, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, to the Collateral Agent, at such address, an opinion of counsel acceptable to the Collateral Agent stating that such payment is exempt from Taxes. For purposes of this Section 5(d) and Section 5(e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Without prejudice to the survival of any other agreement of any Guarantor hereunder or under any other Loan Document, the agreements and obligations of each Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

                  Section 6. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

                  (a) Such Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (b) The execution, delivery and performance by such Guarantor of this Guaranty and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Guarantor's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Guarantor, any of its Subsidiaries or any of their properties or (iv) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Guarantor or any or any of its Subsidiaries.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by such Guarantor any Loan Party of this Guaranty or any other Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby and thereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

                  (d) This Guaranty has been, and each of the other Loan Documents to which such Guarantor is a party have been, duly executed and delivered by such Guarantor and constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their respective terms.

                  (e) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  (f) Such Guarantor has, independently and without reliance upon the Collateral Agent or any other Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

                  Section 7. Covenants. So long as any part of the Guaranteed Obligations shall remain unpaid, each Guarantor agrees that if, under the terms of the Loan Agreement, the Borrower is required to cause such Guarantor or any of such Guarantor's Subsidiaries to take, or to refrain from taking, any action, or to comply with any requirements, obligations, limitations or restrictions contained therein, in each case whether individually or together with any other Loan Parties, such Guarantor shall, and shall cause each of its Subsidiaries to, take or refrain from taking (as the case may be) any such action and comply with all such requirements, obligations, limitations and restrictions.

                  Section 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (with the consent or at the direction of the Required Lenders) and, in the case of any such amendment, by each Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (or by the Collateral Agent with the consent or at the direction of all of the Lenders), (i) further reduce or limit the liability of any Guarantor hereunder,
(ii) postpone any date fixed for payment hereunder or (iii) change the number or percentage of Lenders required to take any action hereunder.

                  Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Guarantor, addressed to it at its address set forth on the applicable signature page hereto, if to the Collateral Agent or any Guaranteed Party, at its address specified in the Loan Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

                  Section 10. No Waiver; Remedies. No failure on the part of the Collateral Agent or any other Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default, each Guaranteed Party and each of its respective Affiliates is hereby authorized, by each Guarantor, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Guaranteed Party or such Affiliate to or for the credit or the account of such Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under this Guaranty, whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such Obligations may be unmatured. Each Guaranteed Party agrees promptly to notify the applicable Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Guaranteed Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Guaranteed Party and its respective Affiliates may have.

                  Section 12. Indemnification. Without limitation on any other Obligations of any Guarantor or remedies of the Guaranteed Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Guaranteed Party from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of such Guaranteed Party's legal counsel) suffered or incurred by such Guaranteed Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

                  Section 13. Continuing Guaranty; Assignments under the Loan Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Maturity Date (b) be binding upon each Guarantor, its successors and assigns and
(c) inure to the benefit of and be enforceable by the Collateral Agent and the other Guaranteed Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of the Loan owing to it and any Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 10.16 of the Loan Agreement.

                  Section 14. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any jurisdiction.

                  (c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of the Collateral Agent or any other Guaranteed Party in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

       UGLY DUCKLING CAR SALES AND FINANCE CORPORATION, an
       Arizona corporation


       By: ________________________
           Title:

       Address for Notice:

       ____________________________
       ____________________________
       ____________________________
       Telecopier: ______________________
       Telephone:  ______________________
       Attention:  ______________________